UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                                   QT 5, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                         2834                                      80-0103134
(State or Other Jurisdiction of     (Primary Standard Industrial          (I.R.S. Employer Identification No.)
 Incorporation or Organization)      Classification Code Number)

                       5655 LINDERO CANYON ROAD, SUITE 120
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                            TELEPHONE: (818) 338-1500
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             STEVEN REDER, PRESIDENT
                                   QT 5, INC.
                       5655 LINDERO CANYON ROAD, SUITE 120
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                            TELEPHONE: (818) 338-1500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:
                             DARRIN M. OCASIO, ESQ.

                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                            New York, New York 10018
                            Telephone: (212) 930-9700
                           Telecopier: (212) 930-9725

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

======================================== =============== =================== ===================== =====================
                                          Amount to be        Proposed             Proposed
 Title of Each Class of Securities to      Registered     Maximum Offering    Maximum Aggregate         Amount of
             be Registered                    (1)        Price per Unit(2)    Offering Price(1)      Registration Fee
---------------------------------------- --------------- ------------------- --------------------- ---------------------
Common Stock, $0.001 par value            166,666,667(3)        $ 0.02           $3,333,333.34             $422.33
---------------------------------------- --------------- ------------------- --------------------- ---------------------
Common Stock, $0.001 par value             6,000,000(4)         $ 0.02             $120,000.00              $15.20
---------------------------------------- --------------- ------------------- --------------------- ---------------------
TOTAL                                    172,666,667                             $3,453,333.34             $437.53
======================================== =============== =================== ===================== =====================

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible notes and the exercise of warrants by the selling stockholders. We are also registering such additional shares of common stock as may be issued as a result of stock-splits, stock dividends and similar transactions pursuant to Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the convertible notes. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 7, 2004.

(3) Includes shares underlying convertible notes.

(4) Includes shares underlying warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. INFORMATION MAY HAVE CHANGED SINCE THAT DATE.

                                   QT 5, INC.

                       172,666,667 SHARES OF COMMON STOCK

This prospectus covers the resale by selling shareholders of up to 172,666,667 shares of our common stock, $0.001 par value. The selling shareholders are offering:

- 166,666,667 shares of common stock underlying our 10% callable secured convertible notes, and

-        6,000,000 shares of common stock underlying warrants.

These securities are more fully described in the section of this prospectus titled "Description of Securities to be Registered".

The selling shareholders will sell in accordance with the terms described in the section of this prospectus titled "Plan of Distribution". We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

Our common stock is listed on the Over-The-Counter Bulletin Board. Our trading symbol is "QTFI."

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June __, 2004

                                   QT 5, INC.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Prospectus Summary                                                         1

Risk Factors                                                               2

Forward Looking Statements                                                 5

Description of Securities to be Registered                                 5

Selling Shareholders                                                       6

Plan of Distribution                                                       7

Use of Proceeds                                                            7

Directors, Executive Officers, Promoters and Control Persons               8

Security Ownership of Certain Beneficial Owners and Management             9

Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities                                            9

Organization                                                               11

Our Business                                                               11

Description of Property                                                    13

Legal Proceedings                                                          13

Management's Discussion and Analysis of Financial Condition
     and Results of Operations                                             14

Financial Statements                                         F-1 through F-42

Changes in and Disagreements with Accountants
     on Accounting and Financial Disclosure                                30

Certain Relationship and Related Transactions                              30

Market for Common Equity and Related Shareholder Matters                   20

Executive Compensation                                                     23

Experts                                                                    26

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS IMPORTANT INFORMATION ABOUT OUR BUSINESS AND ABOUT THIS OFFERING. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. PLEASE READ THE ENTIRE PROSPECTUS.

                                   QT 5, INC.

         We are currently the licensee of various quick test devices and quantitative testing analyzers which it is preparing to bring to market. In October 2003, we entered into a License Agreement of Intellectual Property with VMM, LLC ("License Agreement"). Under the License Agreement, we licensed the exclusive right, worldwide, to sell and distribute, under its brand name, all of the licensor's products including, but not limited to, specific point of care quick-test devices and quantitative testing analyzers to the retail, professional and governmental healthcare markets. These include an FDA cleared urine specimen drug screening test and a disease testing target system platform to identify Rubella, Herpes, Roravirus, Strep Group A, Infectious Mononucleosis, Myoglobin, CK-MB, Cardiac Troponin and Pregnancy. In addition, we are preparing to submit an HIV 1&2 test phase 3 application for clearance by the FDA. Future plans include the submission of tests for Hepatitis, Prostate PSA count, West Nile Virus and SARS to the FDA for clearance. In consideration for the License Agreement, we released 3,260,760 previously issued shares of its common stock from escrow. The term of the License Agreement is one year, although so long as we meet certain proposed sales projections, the agreement will be extended for four additional one-year terms. After this period, if neither party terminates the License Agreement, it will be extended for an additional five-year term. The term of the License Agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after the licensor has obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement, which requires the manufacturing to be at or below a certain price for the various products.

         In February 2004, we entered into a Modification to License Agreement of Intellectual Property ("Modification Agreement"), the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which we have the right to market and sell; (b) the first year of the term of the License Agreement shall be set to commence six (6) months after (i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and
(ii) VMM has obtained a manufacturer to manufacture the products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved.

         In April 2004, the Company entered into an Agreement of Sale of Assets with Xact Aid, Inc., a California corporation ("Seller") to acquire the Xact Aid line of first aid products for minor injuries ("Xact Aid Products"). The assets acquired were, including all goodwill appurtenant thereto, (a) inventory; (b) confidential and proprietary information relating to the Xact Aid Products ("Know-How"); (c) words, symbols and logos identifying and distinguishing Xact Aid Products ("Trademarks"); (d) registrations and application for Trademarks;
(e) Seller's domain names including source codes, user name and passwords; (f) all designs and copyrights in connection with the Trademarks ("Designs"); and
(g) all records and materials relating to Seller's suppliers and customer list. In addition, Seller agreed to not use or employ in any manner the names "Xact Aid" or "Exact Aid" and shall change Seller's name so as not to conflict with the foregoing restricted names. In full consideration for all the acquired assets, the Company paid $5,000 in cash at the closing and a promissory note in the amount of $30,702 payable in equal monthly installments of $5,000 until paid in full, for a total purchase price of $35,702. Current Xact Aid Products include wound-specific First Aid Packs for insect bites, minor burns, burns, scrapes, cuts and sprains which provide materials to clean, treat, dress and maintain a specific type of minor injury. On April 19, 2004 the Company formed Xact Aid, Inc., a Nevada corporation and wholly owned subsidiary, for the purpose of receiving an assignment of the assets acquired by the Company in the Xact Aid transaction and operating the business of marketing and selling the Xact Aid Products.

                                HOW TO CONTACT US

We maintain our principal offices at 5655 Lindero Canyon Road, Suite 120, Westlake Village, California 91362. Our telephone number at that address is
(818) 338-1500 and our facsimile number is (818) 338-1551.

                                  THE OFFERING

We are registering 172,666,667 shares of our common stock for sale by the shareholders identified in the section of this prospectus titled "Selling Shareholders". The shares have not yet been, but that may be, issued to designated selling shareholders upon the conversion of our 10% Callable Secured Convertible Note, and/or the exercise of warrants. Information regarding the notes and the warrants is included in the section of this prospectus titled "Description of Securities to be Registered".

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH OUR BUSINESS

WE HAVE LOST OUR RIGHTS TO THE NICO PATENT AND ARE NO LONGER ABLE TO SELL NICO WATER. THE LOSS OF THESE RIGHTS HAS MATERIALLY ADVERSELY EFFECTED OUR BUSINESS, REVENUES AND RESULTS OF OPERATIONS.

NICOWater(TM) was the only product we sold. In May 2003 we received notice from Marshall Anlauf Thompson, the inventor of the process by which we made NICOWater(TM) and the assignor of the rights to the NICO Patent, that he believed that we were in breach of the agreement by which we acquired the NICO Patent. Specifically, he alleged that we failed to meet certain performance requirements included in that agreement and that he had a right to terminate the agreement and obtain a return of the NICO Patent. We commenced an arbitration proceeding, as required by the agreement, to resolve this dispute. On January 8, 2004, the arbitrators ruled against us and we lost the NICO Patent.

Because NICOWater(TM) was the only product we sold, our loss of the NICO Patent will have a material adverse effect on our business, revenues and results of operations.

WE ARE A RECENTLY FORMED BUSINESS WITH VERY LITTLE OPERATING HISTORY, THEREFORE YOU HAVE NO BASIS ON WHICH TO DETERMINE IF WE CAN BE SUCCESSFUL.

In January 2003 we merged with Moneyzone.com, Inc. in a reverse acquisition. We have a very short history of operations. At this time we have several products that are being marketed and, even if we are successful in the introduction of any of our products, we are not certain that they will generate significant revenues. During the year ended June 30, 2003 and the nine months ended March 31, 2004, we incurred a net loss of $6,410,216 and $6,472,968, respectively, with revenues of only $9,042 and $191,702, respectively. Because of the loss of the NICO Patent, we no longer have a product that currently generates revenues.

Because we have a short operating history, you will have no basis upon which to accurately forecast our future operations, including sales, or to judge our ability to develop our business. If you purchase our securities, you may lose your entire investment.

BECAUSE WE HAVE EARNED VERY LITTLE IN REVENUES, THE SUCCESS OF OUR BUSINESS REQUIRES CONTINUED FUNDING. IF WE CANNOT RAISE THE MONEY WE NEED TO SUPPORT OUR OPERATIONS UNTIL WE EARN SIGNIFICANT REVENUES, WE MAY BE REQUIRED TO CURTAIL OR TO CEASE OUR OPERATIONS AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our ability to develop our business depends upon our receipt of money to continue our operations while we introduce our products and a market for them develops. If this funding is not received as needed, it is unlikely that we could continue our business, in which case you would lose your entire investment.

In February and March, 2004 we received gross proceeds of $1,000,000 in financing. Also, in November 2003 we completed an accounts receivable financing facility with AeroFund Financial ("AeroFund") that will enable us to finance approved customer invoices to a maximum of $1,500,000 at any given time. However, on February 3, 2004, we received a letter of default and demand for reimbursement in the sum of $26,870 from AeroFund, such default being caused by non-payment of invoices to certain customers against which AeroFund had advanced the $26,870 to the Company. The non-payment, in turn, was caused by the Company's loss of the NICO Patent and the inability of that product to be sold. In March 2004, the Company made a $10,000 cash payment and recorded an accrued liability of $16,870 reflected in the accounts payable and accrued expenses in our consolidated balance sheet as of March 31, 2004. AeroFund assured the Company that they would accept cash payment of the balance due or continue to factor eligible receivables and offset the balance due them in lieu of advances on future factored receivables. AeroFund also assured the Company that the financing agreement would remain intact. Without the ability to sell NICOWaterTM, which was our only product, and given that we are just beginning to bring other products to market, we are dependent upon obtaining additional financing to fund our continued operations.

In May 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes. We received the first tranch in the gross amount of $400,000 and are to receive the balance in two additional tranches, the first in the gross amount of $300,000 upon the filing of a this registration statement and the final tranch in the gross amount of $300,000 upon the effective date of this registration statement. The 10%
Convertible Notes are due two years from the date of issuance. The 10% Convertible Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.08 and
(ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty percent (40%). In connection with the issuance of the 10% Convertible Notes, the noteholders shall receive warrants to purchase shares of our common stock.

To the extent that we need more funds, we cannot assure you that additional financing will be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing as needed, we may be required to cease our operations.

WE ARE SUBJECT TO THE RISKS AND UNCERTAINTIES INHERENT IN NEW BUSINESSES. IF WE FAIL TO ACCURATELY FORECAST OUR CAPITAL NEEDS OR IF OUR PRODUCT DOES NOT EARN SIGNIFICANT REVENUES OUR BUSINESS COULD FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We are subject to the risks and uncertainties inherent in new businesses, including the following:

         o Our projected capital needs may be inaccurate, and we may not have enough money to develop our business and bring our products to market as we planned;

         o We may experience unanticipated development or marketing expenses, which may make it more difficult to develop our business and bring our products to market;

         o Even if we are able to develop our products and bring them to market, we may not earn enough revenues from the sales of our products to cover the costs of operating our business.

If we are unsuccessful in our efforts to develop our business and if the product we provide does not produce revenues as we project, we are not likely to ever become profitable and we may be required to curtail some or all of our operations. If that happened you could lose your entire investment.

WE ARE DEPENDENT FOR OUR SUCCESS ON A FEW EMPLOYEES. THE LOSS OF ONE OR MORE OF THESE EMPLOYEES COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

Our future success will depend, to a significant degree, on the continued services of our Chief Executive Officer, Timothy J. Owens, our President, Steven Reder, and our Chief Financial Officer, Norman A. Kunin. Loss of the services of Messrs. Owens, Reder and Kunin would have a material adverse effect on our business and operations.

WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN COMMERCIALIZING OUR PRODUCTS. IF WE DO NOT DEVELOP AND COMMERCIALIZE OUR PRODUCTS, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our ability to successfully commercialize any of the products we have acquired is uncertain. Although some of the products we are currently licensed to sell need no further regulatory clearance, some will require additional research, development, testing, regulatory clearance or investment prior to their commercialization. We cannot assure you that we can develop commercially successful products. If we do not develop commercially successful products, you could lose your entire investment.

WE COULD BE SUBJECT TO PRODUCT LIABILITY CLAIMS. OUR INSURANCE MAY NOT BE ADEQUATE TO PAY SUCH CLAIMS. IF WE WERE REQUIRED TO PAY A CLAIM, OUR BUSINESS AND FINANCIAL CONDITION COULD BE ADVERSELY EFFECTED AND YOUR INVESTMENT MAY DECLINE IN VALUE.

We have obtained the rights to sell specific point of care quick-test devices and quantitative testing analyzers to the retail, professional and governmental healthcare markets. These include an FDA cleared urine specimen drug screening test and a disease testing target system platform to identify Rubella, Herpes, Roravirus, Strep Group A, Infectious Mononucleosis, Myoglobin, CK-MB, Cardiac Troponin and Pregnancy. When we begin selling these products, liability might result from claims made by consumers or professionals who purchase them. Our product liability insurance policy was cancelled in January 2004 as a result of our loss of the NICO Patent and our inability to sell NICOWater. We anticipate obtaining new product liability insurance covering the sale of our new products. We can give no assurance that such insurance will be available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. The obligation to pay any product liability claim could have a material adverse effect on our business and financial condition and could cause the value of your investment to decline.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PATENTS OR OTHER INTELLECTUAL PROPERTY OR WE COULD BECOME INVOLVED IN LITIGATION WITH OTHERS REGARDING OUR INTELLECTUAL PROPERTY. EITHER OF THESE EVENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We rely on a combination of patent laws, nondisclosure, trade secret and other contractual and technical measures to protect our proprietary rights in our products. However, we cannot assure you that these provisions will be adequate to protect our proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

Although we believe that our intellectual property does not infringe upon the proprietary rights of third parties, others may claim that we have infringed on their products. If we were to become involved in disputes regarding the use or ownership of intellectual property rights, we could incur substantial costs in defending or prosecuting any such action and the defense or prosecution of the action would likely result in a diversion of management resources. In addition, in order to settle such an action we could be required to acquire licenses from others or to give licenses to others on terms that are not beneficial to us. Any dispute relating to our intellectual property could have a material adverse effect on our business.

OUR PRODUCTS ARE REGULATED BY THE FDA AND, IN THE WORLDWIDE MARKET, GOVERNMENT AGENCIES LIKE THE FDA. WE MAY BE UNSUCCESSFUL IN OBTAINING REGULATORY APPROVALS FOR OUR PRODUCTS, EVEN THOUGH WE MAY INVEST A SIGNIFICANT AMOUNT OF TIME AND MONEY INTO SEEKING SUCH APPROVALS. IF OUR PRODUCTS DO NOT RECEIVE THE REGULATORY APPROVALS WE NEED TO SELL THEM, OUR REVENUES AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED AND THE VALUE OF YOUR INVESTMENT MAY DECLINE.

The manufacture, sale, promotion and marketing of some of our future products are subject to regulation by the FDA and similar government regulatory bodies in other countries.

As we develop or obtain new products, we will be required to determine what regulatory requirements, if any, are required to market and sell our products in the United States and worldwide. Although we have not yet been required to spend significant sums of money to obtain FDA or other clearances or approvals for our products, the expense relating to obtaining such approvals could grow. Furthermore, we cannot predict the time frame for any clearance or approval because all required approvals are subject to independent governmental agencies over which we have no control. Delays in obtaining government clearances or approvals of our products, or failure to obtain required government clearances or approvals, will prevent us from marketing them, which, in turn, will prevent us from recouping their acquisition costs.

We intend to work diligently to assure compliance with all applicable regulations that impact our business. We cannot assure you, however, that we will be able to obtain regulatory clearance or approval for all of our products or that, in the future, additional regulations will not be enacted which might adversely impact our operations. In either case, our revenues and operating results could be adversely affected and the value of your investment may decline.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES TO THE SELLING STOCKHOLDER, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

         The following is an example of the amount of shares of our common stock that is issuable to the selling stockholder, upon conversion of our convertible notes, based on market prices 25%, 50% and 75% below our market price on June 4, 2004 of $0.02.

% Below             Price Per                  With Discount              #of Shares                   % Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $0.015                     $0.0090                 111,111,111                      83.05%
50%                   $0.010                     $0.0060                 166,666,666                      88.02%
75%                   $0.005                     $0.0030                 333,333,333*                     93.63%

*Exceeds our remaining unissued authorized common stock.

         The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its convertible note and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings, selling our common stock issued in such conversion and/or exercise, and then converting more of their holdings. In this way, the selling stockholder could sell more than 4.99% of our outstanding common stock while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may lower the market price of the common stock.

RISKS ASSOCIATED WITH OWNERSHIP OF OUR SECURITIES

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

WE HAVE THE  ABILITY  TO ISSUE  ADDITIONAL  SHARES OF OUR COMMON  STOCK  WITHOUT
ASKING  FOR  SHAREHOLDER  APPROVAL,  WHICH  COULD  CAUSE YOUR  INVESTMENT  TO BE
DILUTED.

Our Certificate of Incorporation currently authorizes the Board of Directors to issue up to 300,000,000 shares of common stock. The Board of Directors may generally issue shares of common stock or warrants or options to purchase shares of common stock without further approval by our shareholders. Accordingly, any additional issuance of our common stock may have the effect of further diluting your investment.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST.

We require substantial working capital to fund our business. If we raise additional money through the issuance of equity, equity-related or convertible debt securities, those securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

OUR SECURITIES ARE THINLY TRADED, SO YOU MAY BE UNABLE TO LIQUIDATE THEM IF YOU NEED MONEY.

Our common stock trades sporadically on the Over-The-Counter Bulletin Board. In the past, there have been periods of several days or more when there were no trades of our common stock. It is not likely that an active market for our common stock will develop or be sustained in the foreseeable future. If you needed to liquidate your common stock because you needed money, it may be difficult or impossible to do so.

WE ARE SUBJECT TO THE PENNY STOCK RULES AND THESE RULES MAY ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.

Our common stock is considered a "low-priced" security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will likely be a decrease in the willingness of broker-dealers to make a market in our common stock, decreased liquidity of our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

                           FORWARD LOOKING STATEMENTS

The federal securities laws provide a safe harbor for certain forward-looking statements. This safe harbor protects us from liability in a private action arising under either the Securities Act of 1933 or the Securities Exchange Act of 1934 for forward-looking statements that are identified as such and accompanied by meaningful cautionary statements, or are immaterial.

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including for example, our inability to obtain financing when and if we need it and other factors, many of which may be outside our control. Consequently, you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the sections titled, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

The forward-looking statements speak only as of the date on which they are made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK AND RIGHTS OF COMMON SHAREHOLDERS

The securities being offered by the selling shareholders are shares of our common stock. We are authorized by our Articles of Incorporation, as amended, to issue 300,000,000 shares of common stock, $0.001 par value. Our common stock is traded on the over-the-counter bulletin board.

Holders of our common stock are entitled to one vote per share on all matters subject to shareholder vote. If the Board of Directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If we were liquidated or dissolved, holders of shares of our common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities. Holders of our common stock do not have cumulative voting rights.

                              SELLING SHAREHOLDERS

         This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible notes held by these selling stockholders. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

         None of the following selling stockholders have held any position or office within our company, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired convertible notes and warrants.

         AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
                                               Total
                         Total Shares of     Percentage                                                              Percentage
                          Common Stock       of Common      Shares of                                  Beneficial    of Common
                          Issuable Upon        Stock,     Common Stock     Beneficial Percentage of    Ownership    Stock Owned
                          Conversion of       Assuming     Included in     Ownership   Common Stock    After the       After
                         Convertible Notes      Full       Prospectus     Before the   Owned Before     Offering     Offering
        Name              and/or Warrants    Conversion        (1)         Offering      Offering         (2)           (2)
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
AJW Qualified
Partners, LLC           35,396,667 (3)         61.0%       70,793,333     1,168,320       4.9%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------

AJW Offshore, Ltd.       31,080,000 (4)        57.8%       62,160,000     1,168,320       4.9%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------

AJW Partners, LLC       16,403,333 (5)         42.0%       32,806,667     1,168,320       4.9%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------

New Millennium
Capital Partners II,
LLC                      3,453,333 (6)         13.2%        6,906,667     1,168,320       4.9%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes 200% of the shares issuable upon conversion of the convertible notes and shares issuable upon exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholder have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

(2)      Assumes that all securities registered will be sold.

(3) Represents shares of common stock underlying an aggregate of $410,000 principal amount convertible notes and 1,230,000 shares underlying warrants exercisable at $0.035 per share..

(4) Represents shares of common stock underlying an aggregate of $360,000 principal amount convertible notes and 1,080,000 shares underlying warrants exercisable at $0.035 per share.

(5) Represents shares of common stock underlying an aggregate of $190,000 principal amount convertible notes and 570,000 shares underlying warrants exercisable at $0.035 per share.

(6) Represents shares of common stock underlying an aggregate of $40,000 principal amount convertible notes and 120,000 shares underlying warrants exercisable at $0.035 per share.


OUR SECURITIES PURCHASE AGREEMENT

         On May 28, 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes . We received the first tranch in the gross amount of $400,000 and are to receive the balance in two additional tranches, the first in the gross amount of $300,000 upon the filing of a this registration statement and the final tranche in the gross amount of $300,000 within 5 days of the effective date of this registration statement. The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of
(i) $.08 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty percent (40%). In connection with the issuance of the 10% convertible notes, the noteholders shall receive warrants to purchase shares of our common stock. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of our common shares underlying the 10% convertible notes and the warrants.

         Theses securities purchase agreements contain covenants and representations and warranties of the investors and us that are customary in transactions of this type. In particular, we have agreed to have authorized a sufficient number of shares of our common stock to provide for the full conversion of the notes and exercise of the warrants then outstanding and to have reserved at all times for issuance at least two times the number of shares that is the actually issuable upon full conversion of the notes and full exercise of the warrants. We have also agreed to provide the investors with a monthly list to ensure we are in compliance with such reserve amount requirement. Furthermore, we have agreed not to negotiate or contract, without the prior written consent of a majority-in-interest of the investors, with any party to obtain additional equity financing that involves the issuance of common stock at a discount to the market price of the common stock on the date of issuance or the issuance of convertible securities that are convertible into an indeterminable number of shares of common stock or the issuance of warrants. Moreover, our common stock must remain listed on the OTCBB or an equivalent exchange, and must remain eligible to file a Form SB-2 or S-1 Registration
Statement and we are prohibited from merging or consolidating with or into another company or transferring all or substantially all of our assets to another company.

         Under the terms of the securities purchase agreements, in the event the Company breaches one or more of its covenants or representations or warranties, the Company may be obligated to pay to the investors liquidated damages equal to three percent (3%) of the outstanding notes per month, prorated for partial months, in cash or unregistered shares of common stock (issued at a price equal to the conversion price of the notes determined as of the time of payment), at the option of the investors, for such time that the breach remains uncured.

         The representations and warranties and covenants set forth in Sections 3, 4, 5 and 8 of the Securities Purchase Agreement will survive all of the closings for a period of two (2) years from the date that the last investment is completed. In addition, the representations, warranties and covenants are assignable to subsequent purchasers of the convertible notes and warrants from the original buyers.

         The secured convertible notes bear interest at 10% per annum and mature on two years from the date of issuance. The 10% notes are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our 10% notes and its affiliates own more than 4.9% of our outstanding common stock. The conversion price of our common stock used in calculating the number of shares issuable upon conversion, or in payment of interest on the 10% convertible notes, is the lesser of

         o Forty percent of the average of the lowest three intra-day trading prices for our common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and

         o        a fixed conversion price of $0.08.

         We are be obligated to pay a penalty of $2,000 per day to the investors if we fail to deliver the shares of our common stock issuable upon a conversion of the convertible notes within two business days following the receipt of the investors' notice of conversion.

         The number of shares of common stock issuable upon conversion of the convertible notes is determined by dividing that portion of the principal of the convertible notes to be converted by the conversion price. For example, assuming conversion of $1,000,000 of convertible notes on June 7, 2004, a conversion price of $0.015 per share, the number of shares issuable, ignoring the 4.9% limitation discussed above, upon conversion would be:

$1,000,000/ $0.015 = 66,666,666 shares

         The conversion price of the convertible notes are subject to equitable adjustments if we distribute a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' ownership. Also, the convertible notes fixed conversion price gets lowered in the event we issue shares of our common stock or any rights, options, warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTCBB. The fixed conversion price gets lowered upon such issuance to the amount of the consideration per share received by us.

         The convertible notes are secured by a security agreement and an intellectual property security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights, receivables and intellectual property.

OUR COVENANTS WITH THE 10% DEBENTURE HOLDERS

         We may not, without the prior written consent of our convertible notes holders, do any of the following:

         o pay, declare or set apart for payment any dividend or other distribution on shares of our capital stock other than shares issued in the form of a stock dividend;

         o redeem, repurchase or otherwise acquire any shares of our capital stock or any warrants, rights or options to purchase or acquire our shares of capital stock;

         o incur any indebtedness, except to trade creditors or financial institutions incurred in the ordinary course of our business or to pay the convertible notes;

         o sell, lease or otherwise dispose of any significant portion of our assets outside of the ordinary course of our business;

         o lend money, give credit or make advances to any person or entity except in the ordinary course of our business (to a maximum of $50,000); and


                            DESCRIPTION OF WARRANTS

         The warrants purchased by the investors pursuant to the May 28, 2004 securities purchase agreement entitle the investors to purchase 3,000,000 shares of our common stock at an exercise price equal to $0.035 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

                              PLAN OF DISTRIBUTION

We are registering a total of 172,666,667 shares of our common stock that are being offered by the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests in the common stock. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling shareholders. However, some of the shares we are registering will be issued upon the exercise of warrants held by the selling shareholders. Although the selling shareholders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise, unless those warrants are exercised pursuant to the cashless exercise provisions thereof.

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

      o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

      o     in privately-negotiated transactions;

      o     through the writing of options on the shares;

      o     shart sales; or

      o     any combination thereof.

      The sale price to the public may be:

      o     the market price prevailing at the time of sale;

      o     a price related to such prevailing market price;

      o     at negotiated prices; or

      o such other price as the selling stockholders determine from time to time.

The selling shareholders may also sell shares under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered by the selling shareholders. We will receive proceeds of $0.035 per share from the exercise of warrants by the selling shareholders, unless those warrants are exercised pursuant to the cashless exercise provisions thereof.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and a description of the positions held by our directors, executive officers and key employees are as follows:

         NAME                   AGE                  POSITION(S)
         ----                   ---                  -----------

Timothy J. Owens                 49      Chief Executive Officer and Director

Steven H. Reder                  45      President and Director

Norman A. Kunin                  66      Chief Financial Officer


There are no family relationships between any directors and executive officers.

The size of our Board of Directors is currently fixed at two members. Members of the Board serve until the next annual meeting of shareholders and until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board.

None of our directors or executive officers has, during the past five years,

         o had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

         o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

         o been subject to any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

         o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

TIMOTHY J. OWENS. Chief Executive Officer and Director. Mr. Owens is our founder and has been Chief Executive Officer since our inception. From March 1994 to January 1999, Mr. Owens served as Chief Executive Officer of Job Services, Inc., a privately held company. Mr. Owens received his Masters of Science Degree in Finance from LaSalle University in Louisiana. Mr. Owens also received letters of academic excellence in engineering from President Gerald R. Ford and President James Carter in 1976 and 1978.

STEVEN H. REDER. President and Director. Mr. Reder has been President and a member of our Board of Directors since January 2002. Mr. Reder also acted as our Chief Financial Officer from January 2002 until the appointment of Norman A. Kunin on August 8, 2003. From February 1994 to January 2002, Mr. Reder was President, Chief Executive Officer and majority stockholder of Friends Industry, Inc. (dba Graphix Press), a specialty printer, packaging and point of purchase display company. Prior to his employment with Graphix Press, Mr. Reder was the Chief Financial Officer for Delta Lithograph Company, a Bertelsmann company.

NORMAN A. KUNIN. Chief Financial Officer. Norman A. Kunin joined us in August 2003 as Chief Financial Officer after having been a consultant since May 2003. Mr. Kunin's professional career encompasses over thirty years of diversified financial management expertise, beginning as a certified public accountant. Approximately 30 years ago Mr. Kunin and his partners sold their accounting firm to a predecessor to Deloitte and Touche. Thereafter, Mr. Kunin continued his career as a financial executive and consultant for a variety of private and publicly held companies. From September 1998 to August 2003, Mr. Kunin was employed by Kunin Business Consulting, a division of Ace Investors, LLC located in Santa Maria, California. His consulting engagements included financial forecasting, business planning and providing temporary services as a chief financial officer and/or financial executive. Mr. Kunin earned his Bachelor of Business degree with major in Accounting at New York's City College and is a member of the American Institute of Certified Public Accountants.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, information regarding the beneficial ownership of our common stock before the offering with respect to each of our executive officers, each of our directors, each person known by us to own beneficially more than 5% of our common stock, and all of our directors and executive officers as a group. The term "executive officer" is defined as the Chief Executive Officer, President and the Chief Financial Officer. Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. All shares in this table are reflected on a post-reverse split basis.

------------------- ----------------------------------------- ----------------- --------------
                                                                 Number of         Percentage
                                                                   Shares          Ownership
Title of Class of                                               Beneficially
     Security                 Name and Address(1)                 Owned(2)
------------------- ----------------------------------------- ----------------- --------------
Common Stock        Timothy J. Owens(1)(2)(3)(4)(5)              4,246,381(6)        18.6%
Common Stock        Steven H. Reder(1)(2)(3)(4)                    503,028(7)        2.2%
Common Stock        Norman Kunin(1)(2)(3)                          104,500           0.5%
                    All Officers and Directors (3 persons)       4,853,909          21.1%
------------------- ----------------------------------------- ----------------- --------------

(1) The address for Mr. Owens, Mr. Reder, and Mr. Kunin is c/o QT 5, Inc., 5655 Lindero Canyon Road, Suite 120, Westlake Village, California 91362.

(2) As required by Rule 13d-3 of the Securities Exchange Act of 1934, included in this calculation are 128,000 shares deemed beneficially owned by Timothy J. Owens, 128,000 shares deemed beneficially owned by Steven H. Reder and 75,000 shares deemed beneficially owned by Norman A. Kunin by virtue of their right to acquire them within 60 days of the date of this prospectus. These shares represent warrants granted to Messrs. Owens, Reder and Kunin in conjunction with their employment.

(3) Executive Officer.

(4) Director.

(5) 5% Shareholder.

(6) Includes 5,275 shares of common stock registered to Melissa Owens, 17,125 shares of common stock registered to Zach Owens and 239,932 shares of common stock registered to TMZ Group LLC.

(7) Includes 5,953 shares owned by Bill Reder, 9,975 shares owned by Geoffrey Reder and 8,645 shares owned by Michael Reder.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Ninth of our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be limited to the fullest extent allowed by the amendment. However, any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of our directors.

Our Certificate of Incorporation requires us, to the extent and in the manner provided by the General Corporation Law, to indemnify any person against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was one of our directors or officers.

Our Bylaws provide that we must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify our directors and officers for actions they took in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal action or proceeding, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. We are required by our Bylaws to advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by any officer or director in connection with such proceeding. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under our Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. Our Bylaws permit us to indemnify our employees and agents to the fullest extent permitted by the General Corporation Law.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  ORGANIZATION

QT 5, Inc. (referred to in this prospectus as "we", "us", or "our") was formed on April 4, 1989 under the name Chelsea Atwater, Inc. On March 19, 1997 we changed our name to Cerx Entertainment Corporation, and on March 23, 1998 we changed our name to Cerx Venture Corporation. Prior to 1999 we had limited operations while we were seeking a business to acquire. On July 15, 1999, we effected a merger with EBonlineinc.com, Inc., a Delaware corporation, and changed our name to MoneyZone.com, Inc. (referred to in this prospectus as "MoneyZone"). On July 18, 2002, we announced that we had entered into a Merger Agreement with QuickTest 5, Inc., a Delaware corporation.

Effective January 9, 2003, pursuant to the terms of the Merger and Plan of Reorganization between MoneyZone.com, Inc. and QuickTest 5, Inc., Quicktest merged with and into MoneyZone, the separate corporate existence of Quicktest ceased, and MoneyZone continued as the surviving entity and changed its name to "QT 5, Inc." and its symbol on the Over The Counter Bulletin Board to "QTFV".

Prior to the merger, our Board of Directors and the holders of a majority of the outstanding shares of common stock authorized and approved by written consent an amendment to our Certificate of Incorporation increasing the total number of shares of our authorized common stock from 25,000,000 shares to 100,000,000 shares. Prior to the merger but also effective on January 9, 2003, we effectuated a 5 for 1 forward split of our outstanding shares of common stock. All shares reported in this prospectus reflect the forward stock split unless otherwise noted. On November 3, 2003 we effected an increase of the total number of shares of our authorized common stock from 100,000,000 to 300,000,000 shares. On April 26, 2004 we effected a 1 for 10 reverse stock split of our outstanding shares of common stock. All shares reported in this prospectus prior to May 2004 are reflected on a pre-reverse split basis unless otherwise noted.

On February 7, 2003 we formed Nico International, Inc., a wholly owned subsidiary.

On April 19, 2004 we formed Xact Aid, Inc., a wholly owned subsidiary.

                                  OUR BUSINESS

In October 2003 we entered into a License Agreement of Intellectual Property with VMM, LLC. Under this agreement, we licensed the exclusive right, worldwide, to sell and distribute, under our brand name, specific point of care quick-test devices and quantitative testing analyzers to the retail, professional and governmental healthcare markets. These include an FDA cleared urine specimen drug screening test and a disease testing target system platform to identify Rubella, Herpes, Roravirus, Strep Group A, Infectious Mononucleosis, Myoglobin, CK-MB, Cardiac Troponin and Pregnancy. In addition, an HIV 1&2 test is pending phase 3 clearance by the FDA. During the next 12 months, we expect to submit tests for Hepatitis, Prostate PSA count, West Nile Virus and SARS to the FDA for clearance. The term of the agreement is one year, although so long as we meet certain proposed sales projections, the agreement will be extended for four additional one year terms. After this period, if neither party terminates the agreement, it will be extended for an additional five year term. The term of the agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after VMM, LLC has obtained a manufacturer to manufacture the products in accordance with the terms of the agreement, which requires the manufacturing to be at or below a certain price for the various products. We are not certain that VMM, LLC will be able to obtain the required regulatory clearances or if it will be able to find a manufacturer who can manufacture the products within the parameters of the terms included in the agreement. We released 3,260,760 shares of our common stock, which had been placed in escrow, to the licensor in consideration for this agreement.

In February 2004, the Company entered into a Modification to License Agreement of Intellectual Property ("Modification Agreement"), the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company has the right to market and sell; (b) the first year of the term of the License Agreement shall be set to commence six (6) months after (i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM has obtained a manufacturer to manufacture the products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved .

In April 2004, the Company entered into an Agreement of Sale of Assets with Xact Aid, Inc., a California corporation ("Seller") to acquire the Xact Aid line of first aid products for minor injuries ("Xact Aid Products"). The assets acquired were, including all goodwill appurtenant thereto, (a) inventory; (b) confidential and proprietary information relating to the Xact Aid Products ("Know-How"); (c) words, symbols and logos identifying and distinguishing Xact Aid Products ("Trademarks"); (d) registrations and application for Trademarks;
(e) Seller's domain names including source codes, user name and passwords; (f) all designs and copyrights in connection with the Trademarks ("Designs"); and
(g) all records and materials relating to Seller's suppliers and customer list. In addition, Seller agreed to not use or employ in any manner the names "Xact Aid" or "Exact Aid" and shall change Seller's name so as not to conflict with the foregoing restricted names. In full consideration for all the acquired assets, the Company paid $5,000 in cash at the closing and a promissory note in the amount of $30,702 payable in equal monthly installments of $5,000 until paid in full, for a total purchase price of $35,702. Current Xact Aid Products include wound-specific First Aid Packs for insect bites, minor burns, burns, scrapes, cuts and sprains which provide materials to clean, treat, dress and maintain a specific type of minor injury. On April 19, 2004 the Company formed Xact Aid, Inc., a Nevada corporation and wholly owned subsidiary, for the purpose of receiving an assignment of the assets acquired by the Company in the Xact Aid transaction and operating the business of marketing and selling the Xact Aid Products.

On April 7, 2002 we entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 (the "Patent Agreement") relating to the formulation of nicotine beverages, referred to in this prospectus as the "NICO Patent". The Patent Agreement was effective only upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002 by the patent holder, Mr. Marshall Anlauf Thompson. NICOWater(TM), our nicotine beverage product which was formulated using the NICO Patent, was a water based nicotine product. NICOWater(TM) was the only product we sold. Through January 8, 2004, we used our resources to introduce and market NICOWater(TM).

In May 2003, Mr. Thompson alleged that he was entitled to terminate the assignment of the NICO Patent based upon our failure to meet certain conditions required by the assignment agreement, including performance conditions.

On January 8, 2004, the panel in the arbitration proceeding titled In the matter of QT 5, Inc. vs. Marshall Thompson and Platinum Products, determined that Mr. Thompson was entitled to terminate the Patent Agreement and take back the NICO Patent. As a result of the decision, we immediately ceased marketing NICOWater(TM)

THE MARKET FOR TEST KITS

The continuing growth of health care costs is a crucial issue in the United States. Health care costs are growing dramatically due to a number of factors, including the use of cutting-edge technologies, demand by patients for more and better health care services, advances in prescription drugs, government regulation and insurance fraud and abuse. Consumers and insurers are looking for ways to control these costs. Due to the rise in health care costs, we believe that the market for simple, rapid, cost-effective drug and disease test kits is significant and expanding.

Furthermore, as the outbreak of SARS made apparent, we believe that there is an expanding global need to rapidly test for diseases and medical conditions in order to identify where and when they exist, thereby enabling the medical community to act upon such information.

Test kits are currently used to screen for illegal drugs in the workplace by government, correctional and law enforcement agencies, and are used outside the employment environment by rehabilitation centers, clinics, physicians and hospitals and by consumers. Likewise, HIV/AIDS home tests, which were opposed when first proposed, are endorsed now by the Centers for Disease Control, clinicians, gay activists and advocates for AIDS patients. These and other home disease screens provide an easy, private, inexpensive way for consumers to undergo testing. We believe that these factors may encourage high-risk individuals, or those who are simply "too busy" to make an appointment with a physician, to use the home test kits.

THE EFFECT OF GOVERNMENT REGULATION ON OUR BUSINESS

We believe that we are currently in compliance with applicable FDA regulations and we intend to work diligently to assure compliance with current and future regulations that impact our business. We cannot assure you, however, that future regulations will not be enacted which might adversely impact our operations.

The Medical Device Amendments of 1976" (the "Medical Device Act"), a section of the Federal Food, Drug & Cosmetic Act, establishes complex procedures for compliance based upon FDA regulations that designate devices as Class I (general controls, such as compliance with labeling and record-keeping requirements), Class II (performance standards in addition to general controls) or Class III (pre-market approval application before commercial marketing).

A medical device that is substantially equivalent to a directly related medical device previously in commerce may be eligible for the FDA's abbreviated pre-market notification "510(k) review" process. FDA 510(k) clearance is a "grandfather" process. As such, FDA clearance does not imply that the safety, reliability and effectiveness of the medical device has been approved or validated by the FDA, but merely means that the medical device is substantially equivalent to a previously cleared commercially-related medical device. The review period and FDA determination as to substantial equivalence should be made within 90 days of submission of a 510(k) application, unless additional information or clarification or clinical studies are requested or required by the FDA. As a practical matter, the review process and FDA determination often take significantly longer than 90 days.

Our current diagnostic products (products available for distribution under our License Agreement of Intellectual Property) are Class I and Class II products. With the exception of the HIV 1 and 2 test , these products have been approved by the FDA for sale in the professional market. The HIV 1 and 2 test is currently in the final Phase 3 (ease of use) approval process with the FDA. We cannot be certain that this product will receive approval from the FDA in the near future or at all.

LICENSES AND OTHER INTELLECTUAL PROPERTY

On April 7, 2002 we entered into the Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 relating to the formulation of nicotine beverages. The Patent Agreement was effective on June 26, 2002, upon the execution and delivery of the assignment of patent. We lost the right to use the NICO Patent on January 8, 2004. We were in the process of reviving our application to register the mark, "NICO" with the United States Patent and Trademark Office. We intend to abandon this application.

In October 2003 we entered into a License Agreement of Intellectual Property with VMM, LLC. Under this agreement, we licensed the exclusive worldwide right to sell and distribute, under our brand name, specific point of care quick-test devices and quantitative testing analyzers to the retail, professional and governmental healthcare markets. These include an FDA cleared urine specimen drug screening test and a disease testing target system platform to identify Rubella, Herpes, Roravirus, Strep Group A, Infectious Mononucleosis, Myoglobin, CK-MB, Cardiac Troponin and Pregnancy. The drug screening product is a self-regulating specimen test using the latest on-site drug screening technology to detect and identify the presence of cocaine, marijuana, morphine, heroin and other opiates, amphetamines and angel dust. These products are covered by U.S. patents numbered 4,748,042, 4,797,260, 5,036,569, 5,137,691, and 5,334,538, and
a pending patent, application number 20020085953. In addition, the license covers an HIV 1&2 test which is currently in the Phase 3 (ease of use) approval process as well as tests to be submitted to the FDA for Hepatitis, Prostate PSA Ct., West Niles and SARS. The term of the agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after VMM, LLC has obtained a manufacturer to manufacture the products in accordance with the terms of the agreement, which requires the manufacturing to be at or below a certain price for the various products. We are not certain that VMM, LLC will be able to obtain the required regulatory clearances or if it will be able to find a manufacturer who can manufacture the products within the parameters of the terms included in the agreement.

In February 2004, the Company entered into a Modification to License Agreement of Intellectual Property ("Modification Agreement"), the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company has the right to market and sell; (b) the first year of the term of the License Agreement shall be set to commence six (6) months after (i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM has obtained a manufacturer to manufacture the products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved .

Other than as described above, we have no licenses, franchises or concessions and we have not entered into labor contracts.

COMPETITION

The diagnostic industry is a multi-billion dollar international industry and is intensely competitive. Many of our competitors, such as Roche Diagnostics and Prionics, Orasure Technologies, Inc. and Trinity Biotech, are substantially larger and have greater financial, research, manufacturing, and marketing resources.

Important competitive factors for diagnostic products include product quality, price, ease of use, customer service, and reputation. We are not certain that our products, when they are introduced to the market, will be competitive. We expect competition to intensify as technological advances are made and become more widely known, and as new products reach the market. Furthermore, new testing methodologies could be developed in the future that render our products impractical, uneconomical or obsolete. We cannot assure you that our competitors will not succeed in developing or marketing technologies and products that are more effective than those we develop or that would render our technologies and products obsolete or otherwise commercially unattractive. In addition, we cannot assure you that our competitors will not succeed in obtaining regulatory approval for these products, or introduce or commercialize them before we can do so. These developments could have a material adverse effect on our business, financial condition and results of operations.

COMPLIANCE WITH ENVIRONMENTAL LAWS

We do not engage in manufacturing or other operations that impact the environment, therefore, we have not spent any money to comply with federal, state or local environmental laws.

EMPLOYEES

We have 9 full-time employees.

DESCRIPTION OF PROPERTY

Our office facilities are located at 5655 Lindero Canyon Road, Suite 120, Westlake Village, California 91362. We lease this 4,300 square foot facility at market rates. Our current rent is $7,888 per month. The lease provides for a rent increase in the amount of $0.05 per square foot for the second and third year of the term. The lease expires on April 30, 2005. We have an option to renew the lease for an additional three year term. We believe that this space is sufficient for our needs for the foreseeable future.

                                LEGAL PROCEEDINGS

On November 15, 2002, Fidelity Mortgage, Inc. filed a lawsuit against us in the Supreme Court of the State of New York alleging that we breached a sublease. Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. We are defending this litigation.

We were involved in a dispute with Marshall Anlauf Thompson, the former owner of the NICO Patent. and Platinum Products, LLC regarding our rights to the NICO Patent. On January 8, 2004 an arbitration panel agreed that Mr. Thompson was entitled to terminate our rights in the NICO Patent. We are obligated to pay costs and legal fees, and the parties are currently negotiating the terms of payment of these costs and fees. The parties have a judgment against us in the amount of $222,258.

In October 2003, two individuals filed a lawsuit against the Company in connection with a consulting agreement and a common stock purchase agreement they allegedly entered into with the Company. Attorneys for the Company responded disavowing the validity of referenced agreements. On February 27, 2004 a Stipulation For Voluntary Dismissal was filed in the Circuit Court of Cook County, Illinois dismissing the plantiffs' action without prejudice, withour costs and without attorney's fees.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

GENERAL OVERVIEW

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited consolidated balance sheet as of March 31, 2004, the unaudited consolidated statements of operations for the three and nine months ended March 31, 2004, and the unaudited consolidated statements of cash flows for the nine months ended March 31, 2004 and the related notes thereto as well as the audited consolidated balance sheet as of June 30, 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period then ended.

The Company cautions readers that important facts and factors described in this Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this document sometimes have affected, and in the future could affect, the Company's actual results, and could cause the Company's actual results during fiscal 2004 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

As reported in the Independent Auditors' Report on our June 30, 2003 financial statements, the Company has incurred losses from operations that raised substantial doubt about our ability to continue as a going concern.

GOING CONCERN

As a result of an arbitration decision concerning our right to retain patent rights, on January 8, 2004 we lost the patent rights for our only revenue-generating product (see Note 1 to Financial Statements). Although we are now commencing the marketing and sales of our new specific point of care quick-test products, and we have high expectations for our newly acquired Xact Aid product line, management recognizes that we must generate additional resources to fund overhead and for the eventual achievement of revenue and sustained profitable operations. Our success is dependent upon numerous items, including the successful development of effective marketing strategies to customers in a competitive market for new products. We anticipate that certain products in our new product line may enter the market in the second calendar quarter of 2004 and management believes that revenues generated by these products will lead to future profitability. In November 2003 we completed an accounts receivable financing facility with AeroFund Financial which enables us to finance approved customer invoices to a maximum of $1,500,000 at any given time. In February 2004 we received a Notice of Default of this financing agreement caused by the loss of the NICOWater patent and non-payment by certain Nico customers. On March 8,2004, we received a Default Resolution indicating AeroFund's preparedness to resume factoring our accounts upon receipt of payment in the amount of $26,870 and further that they would be willing to factor new invoices and charge back the default balance out of new receivable proceeds. On March 10, 2004 we paid AeroFund $10,000, reducing the amount in default to $16,870. We anticipate utilizing this financing, when and if required, in connection with future sales of new products. Also, in February 2004 management successfully obtained additional capital through a $1 million sale and issuance of convertible notes, with an original issuance discount of 20% from which the Company received initial gross proceeds of $500,000 in February 2004 and the $300,000 balance of the gross proceeds in March 2004. However, no assurance can be given that the accounts receivable financing facility will remain available and the balance of the convertible debenture funding will generate sufficient cash to satisfy our need for additional capital or that other debt or equity financing will be available to us on satisfactory terms.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

CRITICAL ACCOUNTING POLICIES

In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues, income/loss from operations, and net income/net loss, as well as on the value of certain assets on our balance sheet. We believe that there are several accounting policies that are critical to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management. While there are a number of accounting policies, methods and estimates affecting our financial statements, policies that are particularly significant are stock-based compensation and revenue recognition. In addition, please refer to Note 1 to the accompanying condensed consolidated financial statements for further discussion of our significant accounting policies.

STOCK-BASED COMPENSATION

The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting For Stock-Based Compensation." SFAS No. 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25, as amended ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

REVENUE RECOGNITION

We recognize revenue at the time of shipment of our products to customers. During the nine-month period ended March 31, 2004 we were still in our initial stages of selling NICOWater(TM), our only product to customers or distributors. We ceased selling NICOWater on January 8, 2004, and have had no revenue for the three-month period ended March 31, 2004.

Pursuant to Staff Accounting Bulletin No. 101, we deferred sales and the related costs to certain distributors as the payment terms are contingent upon customer sell-through of product, and therefore collectibility is not reasonably assured.

RESULTS OF OPERATIONS

On February 6, 2004 we entered into a Modification to License Agreement of Intellectual Property ("Modification Agreement") which modified the License Agreement of Intellectual Property ("License Agreement") which we entered into in October 2003, the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company has the right to market and sell;
(b) the first year of the term of the License Agreement shall be set to commence six (6) months after (i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM has obtained a manufacturer to manufacture the Products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to Licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved.

Through the License Agreement, we licensed the exclusive right, worldwide, to sell and distribute under its brand name, all of the licensor's products including, but not limited to, specific point of care quick-test devices and quantitative testing analyzers to the retail, professional and governmental healthcare markets. These include an FDA cleared urine specimen drug screening test ("DRUGSTOP") and a disease testing target system platform ("Target System Diagnostics") to identify Rubella, Herpes, Roravirus, Strep Group A, Infectious Mononucleosis, Myoglobin, CK-MB, Cardiac Troponin and Pregnancy. In addition, we are preparing to submit an HIV 1&2 test phase 3 application for clearance by the FDA. Our future plans include submission of tests for Hepatitis, Prostate PSA count, West Nile Virus and SARS to the FDA for clearance. The term of the License Agreement is one year, although so long as we meet certain proposed sales projections, the agreement will be extended for four additional one-year terms. After this period, if neither party terminates the License Agreement, it will be extended for an additional five-year term. The term of the License Agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after the licensor has obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement, which requires the manufacturing to be at or below a certain price for the various products.

We ceased the sale of NICOWater(TM) effective January 8, 2004, the date upon which a panel of arbitrators concluded that the owner of the Nico Patent was entitled to terminate his assignment agreement with us. On April 7, 2002, we entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 relating to the formulation of nicotine water-based products. This patent is referred to as the "NICO Patent." The agreement was effective upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. The Company's first water-based homeopathic nicotinum (nicotine) product was NICOWater(TM), an odorless and tasteless water-based product that is designed to relieve the self-diagnosed symptoms of tobacco cravings. In May 2003 we began shipping NICOWater(TM). In May 2003 Mr. Marshall Anluaf Thompson, owner of the NICO Patent, alleged that he was entitled to terminate the assignment of the NICO Patent based upon our failure to meet certain conditions required by the assignment agreement, including performance conditions. The dispute was heard by a panel of arbitrators who, on January 8, 2004, concluded that Mr. Thompson was entitled to terminate the assignment agreement. Immediately following the decision we stopped selling and marketing NICOWater(TM). Although we have acquired other products, NICOWater(TM) was the only product sold. We previously reported that during the quarter ended December 31, 2003,due to the indecision of the outcome of the arbitration proceeding, sales were at a minimum. Based upon the arbitration result on January 8, 2004 and the subsequent cessation of NICOWater(TM) sales, we credited customers for unsalable merchandise and wrote off certain accounts receivable, all of the NICOWater (TM) inventory, unamortized patent rights and prepaid patent royalties, all of which have been reflected in impairment loss in the accompanying condensed consolidated statement of operations.

Although we anticipate revenue from the sale of new products, we will require substantial additional financing for sales and marketing, general business overhead, continuing research and development and obtaining regulatory approval for and the commercialization of products. There can be no assurances that our operations will be profitable or that we will be able to obtain sufficient additional financings when they are needed, or that such financings will be obtainable on terms satisfactory to us. Our products, to the extent they may be deemed medical devices or biologics, are governed by the Federal Food, Drug and Cosmetics Act and by the regulations of various state and foreign governmental agencies. There can be no assurance that we will maintain or obtain the appropriate regulatory approvals required to market our products.

Three  Months  Ended March 31, 2004 As Compared to Three  Months Ended March 31,
2003

During the three-months ended March 31, 2004, we had revenues of $1,298 and incurred a net loss of $1,081,677 compared to $0 revenue and a net loss of $3,446,669 during the three-months ended March 31, 2003. Cost of sales for the three-month period ended March 31, 2004 was $1,075 compared to $0 during the development stage three-month period ended March 31, 2003. General and administrative expenses for the three-months ended March 31, 2004 were $891,266 compared to $3,372,580 for the three-months ended March 31, 2003. The decrease in expenses of $2,481,314 for the current three-month period were due to a decrease of consulting fees of $3,060,428, which were substantially consulting, legal and professional fees associated with completing our merger, less increases for the current period due to salaries of $318,312, professional fees of $179,015 and other operating expenses of approximately $81,787. During the three-months ended March 31, 2004 and 2003, we recorded interest expense of $121,494 and $74,089, respectively, representing accrued interest and amortization of a discount on convertible debentures.

Nine Months Ended March 31, 2004 As Compared to Nine Months Ended March 31, 2003

During the nine months ended March 31, 2004, we had revenues of $191,702 and incurred a net loss of $6,472,968 compared to $0 revenue and a net loss of $4,173,089 during the nine months ended March 31, 2003. Additional shipments to certain pharmacies in the amount of $269,100 during the current nine-month period, not included as revenue and reflected as deferred revenue, have been reversed against accounts receivable in our March 31, 2004 balance sheet. The nine-month period ended March 31, 2003 was part of our development stage activities.

Cost of sales for the nine-month period ended March 31, 2004 was $109,437 compared to $0 during the nine-month development stage period ended March 31, 2003. General and administrative expenses for the nine months ended March 31, 2004 were $4,307,326 compared to $4,082,616 for the nine months ended March 31, 2003. The increase in expenses of $224,710 for the current nine month period were due substantially to a reduction in medical, marketing and other advisory consulting fees of $ 2,304,898 and increases in legal and accounting fees of $ 438,594, salaries, commissions and related taxes of $1,067,073, insurance of $ 230,255, advertising of $375,541, freight, marketing and public relations of $181,601, allowance for uncollectible notes receivable of $139,500 and other operating expenses of approximately $ 97,044. During the nine months ended March 31, 2004 and 2003, we recorded interest expense of $1,463,200 and $90,473, respectively, representing accrued interest and amortization of a discount on convertible debentures. Also, during the nine months ended March 31, 2004 we wrote wrote-off $33,957 of accounts receivable from certain customers, $294,039 of inventory, $44,854 of unamortized intellectual property, $135,023 of prepaid royalties, $58,459 in sales, less $31,802 in cost of sales, and $222,258 of accrued legal fees all in connection with the loss of our NICOWater(TM) patent which occurred as a result of a binding arbitration decision rendered January 8, 2004.

Fiscal  Year Ended June 30,  2003 As  Compared to the Fiscal Year Ended June 30,
2002

During the fiscal year ended June 30, 2003 we had revenues of $9,042 as compared to no revenues during the fiscal year ended June 30, 2002. Revenues were earned during the fiscal year ended June 30, 2003 due to the introduction to the market of our former product, NICOWater(TM).

Cost of sales for the fiscal year ended June 30, 2003 was $3,708 as compared to no cost of sales for the fiscal year ended June 30, 2002. Cost of sales included the purchase of nicotinum, four pack carriers, labels, costs related to bottling the product and costs related to repacking. General and administrative expenses for the fiscal year ended June 30, 2003 totaled $6,138,072 as compared to general and administrative expenses of $3,775,560 for the fiscal year ended June 30, 2002. The increase in general and administrative expense for the fiscal year ended June 30, 2003 was due primarily to

         o the increase in consulting fees totaling approximately $1,382,000, which included establishing protocols for developing and marketing our current homeopathic liquid nicotine produce and future products that may be derived therefrom;

         o the increase in legal and professional fees totaling approximately $417,000 which were associated with completing the merger and making the appropriate filings under the Securities Act of 1934;

         o the increase in salaries totaling approximately $328,000 resulting from the start-up of our operations; and

         o        an  increase  of   approximately   $137,800   attributable  to
                  increases in expenses related to investor relations support, insurance and rent expenses.

Other income (expense) for the fiscal year ended June 30, 2003 was made up of $106,407 in amortization of debt discount, $151,382 of interest and $19,689 of other expense representing losses on settlement of accounts payable. As a result of the above, we incurred a net loss of $6,410,216 for the fiscal year ended June 30, 2003 as compared to a net loss of $3,775,560 for the fiscal year ended June 30, 2002. Our net loss for the fiscal year ended June 30, 2002 was attributable to our development stage activities.

LIQUIDITY AND CAPITAL RESOURCES

Our  capital  requirements,  particularly  as they  relate  to the  acquisition, introduction and launch of our products and our continued testing and improvement of our products, have been and will continue to be significant. Our future cash requirements and the adequacy of available funds will depend on many factors, including costs of acquiring new products, costs to bring new products to market, the pace at which we are able to launch products we may acquire, whether or not a market develops for any product we acquire and, if a market develops, the pace at which it develops.

While we had begun to earn revenues from the sale of NICOWater(TM), the revenues we had generated through January 8, 2004, the date upon which we ceased selling NICOWater(TM), were not sufficient to fund our operations and have ceased due to the loss of the Nico Patent. We must, therefore, rely upon bringing to market and selling our point of care quick test devices and quantitative testing products. In February 2004, we obtained additional capital to roll-out our new products by entering into a financing for the issuance of $1 million of convertible debentures with an original issuance discount of 20% (the "February 2004 Debentures"). We received gross proceeds of $500,000 from this financing in February 2004 and the balance of $300,000 gross proceeds in March 2004. In May 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes ("10% Convertible Notes). We received the first tranch in the gross amount of $400,000 and are to receive the balance in two additional tranches, the first in the gross amount of $300,000 upon the filing of a this registration statement and the final tranch in the gross amount of $300,000 upon the effective date of this registration statement. The 10% Convertible Notes are due two years from the date of issuance. The 10% Convertible Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.08 and
(ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty percent (40%). In connection with the issuance of the 10% Convertible Notes, the noteholders shall receive warrants to purchase shares of our common stock. Notwithstanding receipt of the proceeds from these transactions, there is no assurance that we will not need additional capital to become profitable. During the next 12 months, if we do not have sufficient capital to fund our operations, we would have to seek capital through an offering of our securities or from additional loans. We cannot guarantee that financing will be available to us, on acceptable terms or at all. If we do not earn revenues sufficient to support our business and we fail to obtain other financing, either through an offering of our securities or by obtaining additional loans, we may be unable to maintain our operations.

We had $178,538 in cash, of which $25,025 collateralizes a letter of credit issued in favor of an insurance company, $3,306 in taxes receivable and $783 in prepaid expenses at March 31, 2004. We have written off $135,023 of prepaid royalties pertaining to NICOWater(TM) sales. An additional $17,361 of prepaid expense, representing consulting services to be rendered in subsequent periods pursuant to consulting agreements for which we issued shares of common stock, is reflected as a reduction of stockholders' equity. Two promissory notes receivable are reflected at $0 net of allowance for uncollectibility of $139,500, representing consideration for the assumption of a lease liability. We have written off deferred costs in the amount of $80,109 which represented the cost of sales attributable to the $269,100 of product shipments that were reflected as deferred revenue. Also, in connection with our August 2003 and February 2004 Debentures, we have deferred financing costs of $72,470 net of accumulated amortization of $512,840. Our license of intellectual property is reflected at $358,684.

Current liabilities in the amount of $1,835,848 include accounts payable and accrued expenses of $948,337,accrued salaries of $502,390, a lease liability of $156,400 related to assumed pre-merger Moneyzone liabilities, deferred rent of $6,463 and $222,258 of accrued legal fees in connection with the Nico Patent arbitration award. Convertible debentures payable in the amount of $87,335 net of unamortized debt discount of $606,415 related to our placement of convertible debentures, represent a gross outstanding principal balance of $693,750. We have written off deferred revenue in the amount of $269,100 which represented shipments to certain pharmacies through January 8, 2004 (the date upon which sales of NICOWater(TM) ceased) designated as consigned sales and not included as revenue. We had negative working capital in the amount of $1,653,221 at March 31, 2004. In April 2004 we, in non-cash settlements of debt, (a) issued 3,571,429 (post-reverse-split basis, effective April 26, 2004) shares of our restricted common stock to Timothy J. Owens, the Company's Chief Executive Officer, in exchange for $100,000 of accrued compensation due to him. The value of the shares were $125,000 (or $0.035 per share, which is the fair market value of the stock on the date of issuance), and we will record a loss on settlement of accrued compensation of $25,000 in other expense in accompanying consolidated statements of operations in the quarter ending June 30, 2004; and (b) in April 2004, we issued 5,625,000 shares of our previously registered common stock, pursuant to a conversion of $56,250 (or $0.01 per share which is the conversion rate pursuant to the terms of the February 2004 Debentures) of our February 2004 Debentures.

During the nine months ended March 31, 2004, our net cash position increased by $111,222 from a beginning balance of $67,316 as of June 30, 2003 to $178,538 as of March 31, 2004. As of March 31, 2003, we had cash of $15,793. During the nine and three months ended March 31, 2004, we had a loss from operations of $6,472,968 and $1,081,677, respectively. Also, during the nine months ended March 31, 2004, we had no cash flows from investing activities and net cash flows provided by financing activities were $2,519,903. During this period, our operating activities utilized net cash of $2,408,681.

Also during the nine months ended March 31, 2004, our trade accounts payable and accrued expenses increased by $680,394, of which $502,390 represents accrued salaries, due primarily to our transition from a development stage to an operating company, and our notes payable decreased by $282,500, due to our utilization of the August 2003 Debenture funding, as compared to an increase of $239,784 and an increase of $433,934, respectively, during the same period in 2003.

The Company does not currently have any material commitments for capital expenditures in the short term other than those expenditures incurred in the ordinary course of business.

Since inception, our operating and investing activities have used all cash generated from our financing activities. We anticipate continued revenues from sales of our products, however, we will have an ongoing need to raise additional capital to meet working capital requirements in order to fund the growth and development of the business.

SIGNIFICANT EVENTS DURING THE CURRENT THREE-MONTH PERIOD

A. MODIFICATION TO LICENSE AGREEMENT

On February 6, 2004 we entered into a Modification to License Agreement of Intellectual Property ("Modification Agreement") which modified the License Agreement of Intellectual Property ("License Agreement") which we entered into in October 2003, the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company has the right to market and sell;
(b) the first year of the term of the License Agreement shall be set to commence six (6) months after (i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM has obtained a manufacturer to manufacture the Products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to Licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved.

Under the License Agreement we entered into in October 2003,we licensed the exclusive right, worldwide, to sell and distribute, under its brand name, all of the licensor's products including, but not limited to, specific point of care quick-test devices and quantitative testing analyzers to the retail, professional and governmental healthcare markets. These include an FDA cleared urine specimen drug screening test ("DRUGSTOP") and a disease testing target system platform ("Target System Diagnostics") to identify Rubella, Herpes, Roravirus, Strep Group A, Infectious Mononucleosis, Myoglobin, CK-MB, Cardiac Troponin and Pregnancy. In addition, we are preparing to submit an HIV 1&2 test phase 3 application for clearance by the FDA. Our future plans include the submission of tests for Hepatitis, Prostate PSA count, West Nile Virus and SARS to the FDA for clearance. In consideration for the License Agreement, the Company released 3,260,760 previously issued shares of its common stock from escrow. The term of the License Agreement is one year, although so long as the Company meets certain proposed sales projections, the agreement will be extended for four additional one-year terms. After this period, if neither party terminates the License Agreement, it will be extended for an additional five-year term. The term of the License Agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after the licensor has obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement, which requires the manufacturing to be at or below a certain price for the various products.

B. LOSS OF NICO PATENT

On January 8, 2004 a panel of arbitrators concluded that the owner of the Nico Patent was entitled to terminate his assignment agreement with us. On April 7, 2002, we entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 relating to the formulation of nicotine water-based products. This patent is referred to as the "NICO Patent." The agreement was effective upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. The Company's first water-based homeopathic nicotinum (nicotine) product was NICOWater(TM), an odorless and tasteless water-based product that is designed to relieve the self-diagnosed symptoms of tobacco cravings. In May 2003 we began shipping NICOWater(TM). In May 2003 Mr. Marshall Anluaf Thompson, owner of the NICO Patent, alleged that he was entitled to terminate the assignment of the NICO Patent based upon our failure to meet certain conditions required by the assignment agreement, including performance conditions. The dispute was heard by a panel of arbitrators who, on January 8, 2004, concluded that Mr. Thompson was entitled to terminate the assignment agreement. Immediately following the decision we stopped selling and marketing NICOWater(TM).

C. SALE OF CONVERTIBLE ORIGINAL ISSUE DISCOUNT DEBENTURES

In February 13, 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount convertible debentures with an original issue discount of 20%. In February and March 2004, we closed on the aggregate principal amount of $1,000,000 of convertible debentures and received gross proceeds of $800,000. The debentures are due two years from the date of issuance. The debentures are convertible at the option of the holders into our shares of common stock at a fixed conversion price of $0.01 per share. In connection with the Securities Purchase Agreement, we also issued warrants to purchase 50,000,000 shares of our common stock at an exercise price of $0.01 per share to these investors. The term of the warrants is five years. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities. We paid a finders fee of 9% and issued 100,000 warrants to such finder. These securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933. On February 24, 2004 we filed a Form SB-2 with the Securities and Exchange Commission, which became effective on March 2, 2004, registering 150,100,000 shares underlying the convertible debenture shares, the convertible debenture warrants and the finder's warrants

D. ONE-FOR-TEN REVERSE STOCK SPLIT

On April 19, 2004 a majority of the Company's stockholders of record on March 8, 2004 approved a one-for-ten reverse stock split pursuant to which each ten currently outstanding shares of common stock would be automatically converted into one share of common stock. The principal effects of the reverse stock split will be that the number of shares of common stock issued and outstanding at April 26, 2004, the effective date of the reverse stock split will be reduced from 171,509,060 to approximately 17,150,906. Accordingly, as a result of the reverse stock split, at April 26, 2004 the Company had approximately 282,849,094 authorized unissued shares. A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of the State of Delaware on April 19, 2004. The Company has been assigned a new cusip number and symbol, 747268209 and QTFI, respectively. The Company's reason for the reverse stock split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, management anticipates that the Company's common stock would have greater liquidity and a stronger investor base. However, there is no assurance that the stock price will increase or that professional investors and institutions will purchase the Company's stock and give the stock greater liquidity and a stronger investor base.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders QT 5, Inc.

We have audited the accompanying consolidated balance sheet of QT 5, Inc. (the "Company") as of June 30, 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2003, and the results of its operations and its cash flows for each of the years in the two-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. During the year ended June 30, 2003, the Company incurred a net loss of $6,410,216, with only $9,042 of revenue. The Company also had an accumulated deficit of $10,185,776 and negative working capital of $736,273, with only $67,316 of cash at June 30, 2003. In addition, the Company is in arbitration with the patent holder of its only actively marketed product to resolve various allegations made by the patent holder against the Company. These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Successful completion of the Company's transition to the attainment of profitable operations is dependent upon its obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CORBIN & COMPANY, LLP

Irvine, California

August 19, 2003, except for Note 11, as to which the date is September 5, 2003

                                    QT5, INC.

                           CONSOLIDATED BALANCE SHEET


                                             ASSETS                                                JUNE 30, 2003
                                                                                                 ----------------
Current assets:

     Cash                                                                                        $         67,316
     Accounts receivable                                                                                   95,226
     Inventories                                                                                           88,563
     Deferred costs                                                                                        21,551
     Prepaid expenses                                                                                     157,888
     Notes receivable                                                                                     139,500
                                                                                                 ----------------

         Total current assets                                                                             570,044

Property and equipment, net of accumulated depreciation of $5,507                                          29,871
Patent, net of accumulated amortization of $3,676                                                          46,324
Other assets                                                                                                8,107
                                                                                                 ----------------

                                                                                                $         654,346

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                                                      $         770,333
     Lease liability                                                                                      156,400
     Notes payable                                                                                        215,000
     Notes payable to related parties                                                                      67,500
     Deferred revenue                                                                                      86,184
     Deferred rent expense                                                                                 10,900
                                                                                                 ----------------

         Total current liabilities                                                                      1,306,317
                                                                                                 ----------------

Commitments and contingencies

Stockholders' deficit:

     Common stock, $0.15 par value; 100,000,000 shares authorized;
       40,821,552 shares issued and outstanding                                                         6,123,233
     Additional paid-in capital                                                                         3,839,529
     Prepaid consulting expense                                                                          (428,957)
     Accumulated deficit                                                                              (10,185,776)
                                                                                                 -----------------

         Total stockholders' deficit                                                                     (651,971)
                                                                                                 -----------------

                                                                                                 $         654,346
                                                                                                 =================



See independent auditors' report and accompanying notes to financial statements

                                   QT 5, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       FOR THE YEAR ENDED       FOR THE YEAR ENDED
                                                                          JUNE 30, 2003           JUNE 30, 2002
                                                                       --------------------    ---------------------
Revenue                                                                 $          9,042        $               -

Costs and expenses:
      Cost of sales                                                                3,708                        -
      General and administrative                                               6,138,072                3,775,560
                                                                         ---------------         ----------------

OPERATING LOSS                                                                (6,132,738)              (3,775,560)

Other income (expense):
      Amortization of debt discount                                             (106,407)                       -
      Interest                                                                  (151,382)                       -
      Other, net                                                                 (19,689)                       -
                                                                         ----------------        ----------------

Net loss                                                                $     (6,410,216)       $      (3,775,560)
                                                                         ===============         ================

Net loss available to common stockholders per common share:
      Basic and diluted                                                 $         (0.26)        $         (0.60)
                                                                         ===============         ================

Weighted average shares outstanding:
      Basic and diluted                                                       24,828,564                6,257,985
                                                                         ===============         ================



See independent auditors' report and accompanying notes to financial statements

                                   QT 5, INC.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                   FOR THE YEARS ENDED JUNE 30, 2003 AND 2002

                                                                                   Additional
                                                          Common Stock               Paid-in
                                                     Shares          Amount          Capital
                                                  ------------    ------------    ------------
Balance, July 1, 2001                                7,847,000    $  1,177,050    $ (1,177,050)

Issuance of common stock to founders for no
Consideration                                          133,000          19,950         (19,950)

Issuance of common stock for cash                      531,335          79,700         120,050

Issuance of common stock for services                9,312,660       1,396,899       2,104,101

Issuance of common stock for patent                    133,000          19,950          30,050

Issuance of common stock for prepaid royalties         399,000          59,850          90,150

Net loss                                                    --              --              --
                                                  ------------    ------------    ------------

Balance, June 30, 2002                              18,355,995       2,753,399       1,147,351

Issuance of shares to Moneyzone in
recapitalization of the Company                      3,000,000         450,000        (150,000)


Issuance of common stock for services                7,201,085       1,080,163       2,853,690

Issuance of common stock as additional
interest expense on notes payable                      308,116          46,217          60,190

Shares issued but held in escrow pending
negotiations of Transactions                         3,660,160         549,024        (549,024)

Issuance of common stock for exercise of
options                                              3,394,731         509,210        (224,010)


Issuance of common stock for cash                    2,200,854         330,128             872

Shares committed to be issued to employees for
services                                               300,000          45,000          30,126

Issuance of common stock for conversion of
convertible promissory note                          1,720,000         258,000         (86,000)

Issuance of common stock for settlement of
accounts Payable                                       680,610         102,092          34,342

Estimated fair market value of options and
warrants granted to consultants for services                --              --         572,352

Estimated value of beneficial conversion
feature on  convertible promissory note                     --              --         149,640

Net loss                                                    --              --              --
                                                  ------------    ------------    ------------

Balance, June 30, 2003                              40,821,551    $  6,123,233    $  3,839,529
                                                  ============    ============    ============


                                                        Pre-paid
                                                       Consulting      Accumulated

                                                         Expense          Deficit           Total
                                                      ------------     ------------     ------------
Balance, July 1, 2001                                 $         --     $         --     $         --

Issuance of common stock to founders for no
Consideration                                                   --               --               --

Issuance of common stock for cash                               --               --          199,750

Issuance of common stock for services                           --               --        3,501,000

Issuance of common stock for patent                             --               --           50,000

Issuance of common stock for prepaid royalties                  --               --          150,000

Net loss                                                        --       (3,775,560)      (3,775,560)
                                                      ------------     ------------     ------------


Balance, June 30, 2002                                          --       (3,775,560)         125,190

Issuance of shares to Moneyzone in
recapitalization of the Company                                 --               --          300,000


Issuance of common stock for services                     (428,957)              --        3,504,896

Issuance of common stock as additional
interest expense on notes payable                               --               --          106,407

Shares issued but held in escrow pending
negotiations of Transactions                                    --               --               --

Issuance of common stock for exercise of
options                                                         --               --          285,200


Issuance of common stock for cash                               --               --          331,000

Shares committed to be issued to employees for
services                                                        --               --           75,126

Issuance of common stock for conversion of
convertible promissory note                                     --               --          172,000

Issuance of common stock for settlement of
accounts Payable                                                --               --          136,434

Estimated fair market value of options and
warrants granted to consultants for services                    --               --          572,352

Estimated value of beneficial conversion
feature on  convertible promissory note                         --               --          149,640

Net loss                                                        --       (6,410,216)      (6,410,216)
                                                      ------------     ------------     ------------

Balance, June 30, 2003                                $   (428,957)    $(10,185,776)    $   (651,971)
                                                      ============     ============     ============


See independent auditors' report and accompanying notes to financial statements

                                   QT 5, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       FOR THE YEAR ENDED       FOR THE YEAR ENDED
                                                                          JUNE 30, 2003           JUNE 30, 2002
                                                                       --------------------    ---------------------
Cash flows from operating activities:
   Net loss                                                             $     (6,410,216)       $      (3,775,560)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization                                               7,779                    1,404
       Amortization of debt discount and non-cash interest
         expense                                                                 106,407                        -
       Loss on issuance of shares for settlement of accounts
         payable                                                                  23,689                        -
       Fair market value of options and warrants issued                          572,352                        -
       Gain on extinguishment of debt                                             (2,000)                       -
       Stocks and options issued for services                                  3,580,022                3,501,000
       Imputed interest expense on convertible debentures                        149,640                        -
       Changes in operating assets and liabilities:
           Accounts receivable                                                   (95,226)                       -
           Inventories                                                           (88,563)                       -
           Deferred costs                                                        (21,551)                       -
           Prepaid expenses                                                       (7,888)                       -
           Other assets                                                                -                   (8,107)
           Accounts payable and accrued expenses                                 712,848                  142,130
           Deferred revenue                                                       86,184                        -
           Deferred rent expense                                                    (301)                  11,201
                                                                         ---------------         ----------------
   Net cash used in operating activities                                      (1,386,824)                (127,932)
                                                                         ---------------         ----------------

Cash flows from investing activities:
   Collection on notes receivable                                                 60,000                        -
   Purchases of property and equipment                                            (8,451)                  (9,427)
                                                                         ---------------         ----------------

   Net cash provided by (used in) investing activities                            51,549                   (9,427)
                                                                         ---------------         ----------------

Cash flows from financing activities:
   Proceeds from sale of stock                                                   331,000                  199,750
   Proceeds from notes payable to related parties                                100,000                        -
   Proceeds from notes payable                                                   385,000                        -
   Payments on notes payable                                                     (46,000)                       -
   Capital contribution                                                          300,000                        -
   Proceeds from exercise of options                                             270,200                        -
                                                                         ---------------         ----------------
   Net cash provided by financing activities                                   1,340,200                  199,750
                                                                         ---------------         ----------------



See independent auditors' report and accompanying notes to financial statements

                                   QT 5, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                       FOR THE YEAR ENDED       FOR THE YEAR ENDED
                                                                          JUNE 30, 2003           JUNE 30, 2002
                                                                       --------------------    ---------------------
Net increase in cash                                                               4,925                   62,391

Cash, beginning of year                                                           62,391                        -
                                                                         ---------------         ----------------

Cash, end of year                                                       $         67,316        $          62,391
                                                                         ===============         ================

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
       Interest                                                         $              -        $               -
                                                                         ===============         ================
       Income taxes                                                     $              -        $               -
                                                                         ===============         ================

   Promissory notes receivable entered into as a
     consideration for the assumption of lease liability
     and other accounts payable                                         $        199,500        $              -
                                                                         ===============         ===============

   Common stock issued for prepaid consulting services                  $        428,957        $              -
                                                                         ===============         ===============

   Furniture purchased under a note payable to related
     party                                                              $         17,500        $              -
                                                                         ===============         ===============

   Common stock issued to third parties for patent and
     prepaid royalties valued at $50,000 and $150,000,
     respectively                                                       $              -        $        200,000
                                                                         ===============         ===============

   Common stock issued for settlement of accounts
     payable                                                            $        112,745        $              -
                                                                         ===============         ===============

   Exercise of options for reduction of accounts payable                $         15,000        $              -
                                                                         ===============         ===============

   Conversion of related party convertible
     promissory note to 1,720,000 shares of common stock                $        172,000        $              -
                                                                         ===============         ===============

   Notes payable directly refinanced by related party
     lender                                                             $        122,000        $              -
                                                                         ===============         ===============



See independent auditors' report and accompanying notes to financial statements

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BACKGROUND AND ORGANIZATION

On April 7, 2002, the Company entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 (the "Agreement") relating to the formulation of nicotine beverages (the "Nico Patent"). The Agreement was effective only upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. The Company's first nicotine water-based product is NICOWater(TM). In acquiring the patent, the Company re-allocated its resources from focusing on the licensing and joint developing of medical testing devices and other pharmaceutical products to successfully launching its nicotine product line. In May 2003, the Company commenced shipping NICOWater(TM), its water-based Homeopathic Nicotinum (nicotine) product, designed to relieve the symptoms of tobacco cravings. As a result, the Company is no longer considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

The Company's future plans include continuing its efforts to license small medical device(s) and pharmaceutical products together with its continued development for the professional and retail consumer markets. Other than its nicotine-based line of products, the Company has not currently developed nor does it have the definitive rights to market any other products; however, the Company is in negotiations to acquire a license for certain intellectual property rights and related associated research and development efforts and FDA approvals on an H.I.V. test kit, in-vitro drug test kit and a cardiac pulmonary test kit.

Effective January 9, 2003, pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") between Moneyzone.com, Inc. ("Moneyzone"), and QuickTest 5, Inc. ("Quicktest") (the "Merger"), Quicktest merged with and into Moneyzone, the separate corporate existence of Quicktest ceased, and Moneyzone continued as the surviving entity and changed its name to "QT 5, Inc." and its symbol on the Over the Counter Bulletin Board to "QTFV."

The original stockholders of Moneyzone retained 3,000,000 shares of common stock. In connection with the Merger, the Company issued an aggregate 25,000,000 shares of its common stock to Quicktest stockholders resulting in the Company having 28,000,000 shares of common stock issued and outstanding immediately following the Merger.

As the Quicktest shareholders retained control of the combined entity after the Merger was completed, this transaction was accounted for as a "reverse acquisition." Under reverse acquisition accounting, Quicktest is considered the accounting acquirer and Moneyzone is considered the accounting acquiree; thus, the 3,000,000 shares of previously outstanding common stock of Moneyzone was accounted for as an issuance of shares in a recapitalization of the Company and valued at $300,000, representing monies advanced to Quicktest by Moneyzone prior to the Merger that were contributed to the Company upon consummation of the merger. In addition, the historical financial statements of Quicktest became those of the Company. The source of consideration used by the stockholders of Quicktest for the Merger were shares of common stock of Quicktest owned or held beneficially prior to the Merger that were acquired by the Company upon consummation of the Merger in exchange for the same number of similar securities issued by the Company.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of QT 5, Inc. and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $6,410,216, with only $9,042 of revenue during the year ended June 30, 2003. The Company also had an accumulated deficit of $10,185,776 and negative working capital of $736,273, with only $67,316 in cash at June 30, 2003. In addition, the Company is in arbitration with the patent holder of its only actively marketed product to resolve various allegations made by the patent holder against the Company (see Note 7). Management recognizes that the Company must obtain additional funding for the eventual achievement of sustained profitable operations. The Company's success is dependent upon numerous items, including the successful development of effective marketing strategies to customers in a competitive market coupled with faster service and a variety of options. The Company's new product line entered the market in May 2003 and management believes that this product will have a significant effect on future profitability. In August 2003, management successfully obtained additional capital through a $2 million sale and issuance of 6% convertible debentures, from which the Company received initial gross proceeds of $1 million with receipt of the second $1 million scheduled to occur following the effective date of a registration statement to be filed with the Securities and Exchange Commission covering the common stock underlying the debentures (see Note 11). In addition, the Company has received a proposal for a credit facility for accounts receivable financing and anticipates a definitive agreement in the near term. However, no assurance can be given that the above mentioned credit facility and additional $1 million convertible debenture funding will be consummated as contemplated or will generate sufficient cash to satisfy the Company's need for additional capital or that other debt or equity financing will be available to the Company on satisfactory terms.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates. Significant estimates made by management are, among others, the realization of prepaid royalties and long-lived assets, collectibility of receivables, and the valuation allowance on deferred tax assets.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of the Company's financial instruments as of June 30, 2003, including cash, accounts receivable, notes receivable, accounts payable and accrued expenses, and notes payable, approximate their respective fair values due to their short maturities. The fair value of notes payable to related parties is not determinable as these transactions are with related parties.

CONCENTRATION OF CREDIT RISK

The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash balances at certain high quality financial institutions, and at times such balances may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of June 30, 2003, there was approximately $1,000 of uninsured cash balances.

ACCOUNTS RECEIVABLE

The Company extends credit to its customers and performs ongoing credit evaluations of such customers. The Company does not obtain collateral to secure its accounts receivable. At June 30, 2003, the Company recorded $86,184 of accounts receivable as deferred revenue, as the payment terms are contingent upon customer sell-through of product and therefore collectibility is not reasonably assured.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Repairs and maintenance are charged to expense as incurred while significant improvements are capitalized. Upon retirement or other disposition of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statements of operations.

PATENT

Patent is recorded at the fair value of the stock issued to acquire the patent (see Note 6) and is amortized using the straight-line method over its estimated remaining useful life of 17 years. Amortization expense for the years ended June 30, 2003 and 2002 was $2,941 and $735, respectively. Legal fees and other costs incurred in protecting patents are expensed as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangibles to be held and used by an entity are reviewed by the management of the Company for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. As of June 30, 2003, management of the Company believes that no impairment has been indicated. There can be no assurances, however, that market conditions will not change or demand for the Company's products will develop which could result in impairment of long-lived assets in the future.

CONVERSION AND STOCK SPLIT

On January 9, 2003, the Company's stockholders approved an increase in the number of authorized common stock shares to 100,000,000. Also, pursuant to the terms of the Merger, the shares of Quicktest's common stock were converted into
1.33 shares of Moneyzone's common stock.

All references in the consolidated financial statements and the accompanying notes referring to common shares, share prices, per share amounts, and stock plans have been adjusted to give retroactive effect to a conversion into 1.33 shares of Moneyzone's common stock.

REVENUE RECOGNITION

The Company recognizes revenue at the time of shipment of its products to customers. The Company was in its initial stage of selling the new product line to customers or distributors as of June 30, 2003. Pursuant to Staff Accounting Bulletin No. 101, the Company deferred $86,184 of its sales and the related costs of $21,551 to certain distributors as the payment terms are contingent upon customer sell-through of product and therefore collectibility is not reasonably assured.

ADVERTISING

The Company expenses the cost of advertising when incurred as general and administrative expense. Advertising expense was approximately $72,000 and $70,000 for the years ended June 30, 2003 and 2002, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations.

STOCK-BASED COMPENSATION

The Company uses the intrinsic value method of accounting for stock-based compensation to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." The Company accounts for non-employee stock-based compensation under SFAS No. 123, "Accounting for Stock-Based Compensation." At June 30, 2003, the Company has two stock-based employee compensation plans, which are described more fully in Note 6. During the year ended June 30, 2003 and 2002, $0 and $0, respectively, of compensation expense was recognized in the accompanying consolidated statements of operations for options issued to employees pursuant to APB 25, as all options granted in fiscal 2003 under those plans had exercise prices equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based compensation:

                                                                          YEAR ENDED JUNE 30,
                                                                ----------------------------------------
                                                                     2003                    2002
                                                                ----------------        ----------------
Net loss as reported                                           $     (6,410,216)       $      (3,775,560)

DEDUCT:
     Total stock-based employee compensation
       expense under APB 25                                                   0                        0

ADD:
     Total stock-based employee compensation
       under fair value based method for all
       awards, net of related tax effects                              (268,820)                       0
                                                                ----------------        ----------------

Pro forma net loss                                             $     (6,679,036)       $      (3,775,560)
                                                                ===============         ================

Basic and diluted loss per share - as reported                 $         (0.26)        $          (0.60)
                                                                ===============         ===============
Basic and diluted loss per share - pro forma                   $         (0.27)        $          (0.60)
                                                                ===============         ===============


INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. All potentially dilutive shares, 56,471 and 0 as of June 30, 2003 and 2002, respectively, have been excluded from dilutive loss per share, as their effect would be anti-dilutive for fiscal 2003 and 2002.

COMPREHENSIVE INCOME

Comprehensive income is not presented in the Company's consolidated financial statements since the Company did not have any items of comprehensive income in any period presented.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying consolidated financial statements.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the Financial Accountings Standards Board ("FASB") issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted FIN 45 in fiscal 2003 and there was no effect on its financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company has applied the disclosure provisions in SFAS No. 148 in its consolidated financial statements and the accompanying notes.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect the adoption of SFAS No. 150 to have a material impact upon its financial position, cash flows or results of operations.

NOTE 2 - NOTES RECEIVABLE

On January 1, 2003, the Company entered into promissory notes receivable in the total amount of $199,500 with two former stockholders of Moneyzone. These notes accrue interest at a rate of 4% per annum and are payable on January 1, 2004. The notes were entered into as consideration for a contingent liability and assumed defense costs relating to Moneyzone's lease liability resulting from abandoned office space (see Note 7) and other remaining accounts payable of Moneyzone assumed in the Merger (see Note 1). Pursuant to the terms of the notes, the amount of the notes shall be automatically adjusted to the amount of actual liability and defense costs incurred by the Company related to the litigation, and shall also be reduced by any amounts of Moneyzone's outstanding accounts payable which the Company does not actually pay within one year or which are forgiven or negotiated to lower amounts. These notes are secured by 399,000 shares of the Company's common stock owned by former stockholders. During the year ended June 30, 2003, the Company received $60,000 advance payment on the promissory notes receivable, resulting in the remaining notes receivable balance of $139,500 as of June 30, 2003.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2003:

Furniture and fixtures                        $          19,307
Computer equipment and software                          16,071
Less: accumulated depreciation                           (5,507)
                                               ----------------

                                              $          29,871
                                               ================

NOTE 4 - PATENT AND ROYALTY FEE

On April 7, 2002, the Company entered into the Agreement relating to the formulation of nicotine beverages (see Note 1). The Agreement was effective only upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. In consideration thereof, the Company issued 133,000 shares of its common stock valued at $50,000 (or $0.376 per share, which was management's estimate of the fair market value of its common stock on the date the patent was assigned). The cost of the patent is being amortized over the patent's remaining useful life of 17 years. In addition, the Company agreed to pay the original patent holder royalties of $1.20 per case, quarterly, for every case sold (consisting of 24 bottles per case) of the Company's products which utilize the patent, for the remaining life of the patent. The royalty payments will begin on the first day of the calendar quarter commencing at such time as the Company makes a first distribution. The Company has agreed to the following performance goals: (1) during the first year following the first distribution, the Company will sell a minimum of 500,000 cases of the patented product, and (2) during any year thereafter for the duration of this Agreement, the Company will sell a minimum of 1,000,000 cases of the patented product each year. In June 2002, the Company prepaid royalties through the issuance of 399,000 shares of its stock valued at $150,000 (or $0.376 per share which was management's estimate of the fair market value of its common stock on the date the shares were issued) in lieu of meeting the minimum performance requirement of the first year. This amount will be amortized to expense at the rate of $1.20 per case sold.

The Company has filed for arbitration to resolve a dispute with the parties of this Agreement (see Note 7). During the year ended June 30, 2003, the Company recorded approximately $5,400 of royalty expense in the accompanying consolidated statements of operations related to this Agreement.

NOTE 5 - NOTES PAYABLE

In October 2002, the Company entered into a non-interest bearing convertible promissory note with a third party for $150,000. Unless earlier converted by the lender, the principal was due at the earlier of (1) four months from the effective date of the Schedule 14C of Moneyzone (but in no event later than March 31, 2003), or (2) a financing in which the Company receives net proceeds of $1 million. At the election of the holder, the outstanding principal of the note was convertible into shares of the Company's common stock at $0.75 per share (subject to standard adjustments on recapitalization, stock split, etc.). Pursuant to the terms of the promissory note, the Company issued 99,750 shares of the common stock valued at $30,000 (which was management's estimate of the fair market value of its common stock on the date the shares were issued) to the lender as additional consideration, which was recorded as a discount on the note and amortized to interest expense ratably through the earliest estimated due date of the note. In February 2003, the note was amended to extend the maturity date, unless earlier converted by the lender, to the earlier of (1) April 30, 2003, or (2) a financing in which the Company receives net proceeds of $1 million.

In December 2002 and January 2003, the Company entered into three non-interest bearing convertible promissory notes with third parties totaling $235,000. Unless earlier converted by the lenders, the principal was due at the earlier of
(1) April 30, 2003, or (2) a financing in which the Company receives net proceeds of either $1.5 or $2 million, as defined in the individual notes. At the election of the holder, the outstanding principal of the note was convertible into shares of the Company's common stock at $0.75 per share (subject to standard adjustments on recapitalization, stock split, etc.). Pursuant to the terms of the promissory note, the Company issued a total of 208,366 shares of the common stock valued at $76,407 (which was management's estimate of the fair market value of its common stock on the date the shares were issued) to one of its lenders as additional consideration, which was recorded as a discount on the notes and amortized to interest expense ratably through the earliest estimated due date of the note.

During the year ended June 30, 2003 and 2002, the Company recorded interest expense of $106,407 and $0, respectively, from the amortization of discount on the above convertible promissory notes. During June 2003, the Company reduced the principal balance on these convertible promissory notes by a cash payment of $46,000, a direct refinancing payment from related party lender of $122,000 and by recording of a gain on extinguishment of debt of $2,000.

All of these convertible promissory notes also contained certain penalty provisions under a default. In June 2003 the Company entered into a Settlement Agreement and Mutual General Releases with each of the above referenced note holders and with the related parties holding a total of $50,000 bridge loan promissory notes (see Note 8), mutually releasing all parties from any and all claims arising out of or related to the above referenced notes (the "Previous Notes"), and executed and delivered new Secured Notes and Security Agreements (the "New Notes") in the aggregate principal amount of $265,000. The New Notes supersede the Previous Notes, bearing interest at the rate of 12% per annum with the entire amount, including principal and accrued interest, due and payable on December 1, 2003. The New Notes were secured by a pledge and first and second priority security interest in all of the tangible and intangible assets of the Company, and included certain non-financial covenants and events of default, among other items, such as the Company's failure to ship in any calendar month at least 10,000 cases of NICOWater(TM) and generate gross sales of at least $280,000 from the sale of NICOWater(TM) in any month.

In August 2003, the Company prepaid the entire principal and accrued interest due and payable under all the New Notes in the aggregate amount of $270,760 and has received full collateral releases from the noteholders.

NOTE 6 - STOCKHOLDERS' DEFICIT

COMMON STOCK

In October 2001, the Company issued 133,000 shares of common stock to various founders, which were recorded at $0 value as the Company had not commenced operations.

During the fiscal year ended June 30, 2002, the Company:

(i) sold 531,335 shares of common stock at $0.376 per share for $199,750 in cash;

(ii) issued 9,312,660 shares of common stock valued at $3,501,000 (or $0.376 per share, which was the estimated fair market value of the common stock on the date the services were performed) as payment for consulting services to related parties and other third parties (see Note 8); and

(iii) issued 133,000 and 399,000 shares of common stock to third parties for patent and prepaid royalties, respectively, valued at $50,000 and $150,000 (or $0.376 per share, which was the estimated fair market value of the common stock on the date the shares were issued), respectively (see Note 4).

On January 9, 2003, the 3,000,000 shares of previously outstanding common stock of Moneyzone were accounted for as an issuance of shares in a recapitalization of the Company for $300,000 as part of the Merger (see Note 1).

During the fiscal year ended June 30, 2003, the Company:

(i) issued 2,751,093 shares of common stock for consulting services valued at $1,034,247 (or $0.376 per share, which was the estimated fair market value of the common stock on the date the shares were issued) and 2,200,000 restricted shares of common stock for consulting services valued at $1,571,728 (or $0.71 per share, which was the weighted average fair market value of its common stock on the dates of issuance), of which $60,959 was recorded as prepaid consulting expense to be amortized over the respective service periods and $2,545,016 was recorded as general and administrative expense in the accompanying consolidated statements of operations;

(ii) issued 308,116 shares as additional interest expense pursuant to the terms of the convertible promissory notes payable valued at $106,407 as discussed in
Note 5;

(iii) issued 3,660,160 shares valued at $0 as the shares were issued but held in escrow pending negotiation of certain transactions;

(iv) issued 1,100,000 shares for consulting services under the 2000 Plan, valued at $1,118,213, (or $1.02 per share, which was the weighted average fair market value on the dates of issuance), of which $259,650 was recorded as prepaid consulting expense to be amortized over the respective service periods and $858,563 was recorded as general and administrative expense in the accompanying consolidated statements of operations;

(v) issued 1,149,992 shares for consulting services under the 2003 Plan, valued at $209,665, (or $0.18 per share, which was the weighted average fair market value on the dates of issuance), of which $108,348 was recorded as prepaid consulting expense to be amortized over the respective service periods, and $214,063 was recorded as general and administrative expense in the accompanying consolidated statements of operations. In addition, the Company issued 680,610 shares under the 2003 Plan valued at $136,434 (or $0.20 per share, which was the weighted average fair market value on the dates of issuance) for the settlement of certain accounts payable totaling $112,745, recording a loss of $23,689 on the settlement of this accounts payable balance in other income (expense) in the accompanying consolidated statement of operations;

(vi) issued 3,394,731 shares in connection with the exercise of options for $270,200 cash and $15,000 as a reduction of accounts payable;

(vii) sold 2,200,854 shares of restricted common stock at a weighted average price of $0.15 per share and warrants to purchase 1,900,000 shares of common stock at a weighted average exercise price of $0.58 per share for which the Company received aggregate net cash proceeds of $331,000;

(viii) committed to issue 300,000 shares of restricted common stock to employees in connection with their initial employment. The Company recorded salary expense of $75,126 (or $0.25 per share, which was the weighted average fair market value of its common stock on the employment agreement dates) in general and administrative expense in the accompanying consolidated statement of operations; and

(ix) issued 1,720,000 shares of common stock for the conversion of a $172,000 related party note payable (see Note 8) (or $0.10 per share, which was the stated conversion price).

Certain common stock purchase agreements with certain investors include a provision in which if for a period of six months from the purchase of shares the Company's common stock closing price for 5 consecutive trading days will be below $0.15 per share, the Company will issue to the investors additional shares, whereby the number of shares purchased and the additional shares, multiplied by $0.10 would be equal to the aggregate purchase price paid. For the year ended June 30, 2003, the aggregate purchase price paid by these investors totaled $310,000 and no additional shares were required to be issued.

STOCK OPTIONS

The Company has a stock option plan (the "2000 Plan"), as amended, that authorized the issuance of options and shares to acquire up to 2,533,330 registered shares of common stock to officers, employees, directors and consultants. On February 12, 2003, the Company increased the number of registered shares reserved for issuance pursuant to the Plan Amendment to 4,233,330 shares. The Plan allows for the issuance of either incentive stock options (which can only be granted to employees) and non-qualified stock options, pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 50% of the fair market value on the date of grant for non-qualified stock options. The number of options under the Plan available for grant at June 30, 2003 was 2,655,830.

On April 21, 2003, the Company adopted an incentive equity stock plan (the "2003 Plan") that authorized the issuance of options, right to purchase common stock and stock bonuses up to 10,000,000 shares, of which 5,000,000 shares were registered on April 25, 2003. The Plan allows for the issuance of incentive stock options (which can only be granted to employees), non-qualified stock options, stock awards, or stock bonuses pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 85% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2003 Plan available for grant at June 30, 2003 was 5,252,167.

Options to purchase 477,500 shares of the Company's common stock under the 2000 Plan at prices ranging from $0.13 per share to $0.30 per share (below the fair market value on the date of grant) were issued to consultants during the year ended June 30, 2003. All of these options were exercised during the year ended June 30, 2003 for cash of $90,200.

Options to purchase 2,917,231 shares of the Company's common stock under the 2003 Plan at prices ranging from $0.03 per share to $0.22 per share (below the fair market value on the date of grant) were issued to consultants during the year ended June 30, 2003. All of these options were exercised during the year ended June 30, 2003 for cash of $180,000 and reduction of an accounts payable of $15,000.

The Company has no options outstanding as of June 30, 2003. The general and administrative expense recognized in the accompanying consolidated statements of operations pursuant to SFAS No. 123 for the options issued to non-employees was $362,337 during the year ended June 30, 2003. No options were issued or outstanding during the year ended June 30, 2002.

The fair value of each option granted during the year ended June 30, 2003 was estimated using the Black-Scholes option pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 167.80 percent (iii) weighted average risk free interest rate of approximately 1.23 percent, and (iv) average expected life of 1 year.

The Black-Scholes option valuation method was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

WARRANTS

From time to time, the Company issues warrants pursuant to various employment, consulting and third party agreements.

During the fiscal year ended June 30, 2003, the Company:

(i) issued warrants to purchase 2,560,000 shares of the Company's common stock at $0.17 per share (the fair market value on the date of grant) to two of its officers in connection with their employment agreements and recorded $0 of compensation expense as the warrants had exercise prices equal to the market value of the underlying common stock on the date of grant;

(ii) issued warrants to purchase 2,060,000 shares of the Company's common stock at prices ranging from $0.01 per share to $0.17 per share (at or below the fair market value on the dates of grant) to consultants. 2,000,000 of these warrants vest immediately and 60,000 of these warrants vest upon the Company's share price reaching certain fair market values. The Company recorded general and administrative expense of $210,015 during the year ended June 30, 2003 for these warrants; and

(iii) issued warrants to purchase 1,900,000 shares of the Company's common stock to certain third-party investors for $0.58 per share (see "common stock" section above).

Certain common stock purchase warrant agreements with certain investors include a right by the Company to call any or all shares of the common stock issued under warrant agreement from the warrant holder for (i) $2.00 per share for the first 950,000 shares and (ii) $3.00 per share for the remaining 950,000 shares through June 9, 2004. This call right can by exercised by the Company only if the Company's common stock has a closing price above the call price for 7 consecutive trading days prior to execution of the call right.

No warrants were issued or outstanding during the year ended June 30, 2002.

The following represents a summary of the warrants outstanding for the year ended June 30, 2003:

                                                                       WEIGHTED AVERAGE
                                                                        EXERCISE PRICE
                                              NUMBER OF WARRANTS          PER SHARE
                                              --------------------     ----------------
Outstanding at July 1, 2002                                   -        $             -
     Granted                                          6,520,000                   0.29
     Exercised                                                -                      -
     Canceled                                                 -                      -
                                                ---------------         --------------

Outstanding at June 30, 2003                          6,520,000        $           0.29
                                                ===============         ===============
Exercisable at June 30, 2003                          6,460,000
                                                ===============


The following summarizes information about warrants outstanding at June 30, 2003:

                                        Warrants Outstanding                           Warrants Exercisable
                        ------------------------------------------------------    -------------------------------
                                              Weighted
                                               Average            Weighted                           Weighted
                          Number of           Remaining           Average          Number of          Average
     Range of               Shares           Contractual          Exercise           Shares          Exercise
 Exercise Prices         Outstanding        Life (Years)           Price          Exercisable          Price
-------------------     ---------------    ----------------    ---------------    -------------    --------------
       $0.01                  60,000            4.8             $     0.01                  -      $        -
       $0.17               4,560,000            4.9             $     0.17          4,560,000      $      0.17
    $0.40-$0.75            1,900,000            4.9             $     0.57          1,900,000      $      0.57
                        ------------                            ----------        -----------      -----------

                           6,520,000                            $     0.29          6,460,000      $      0.29
                        ============                            ==========        ===========      ===========


The fair value of each warrant granted during the year ended June 30, 2003 to consultants and employees is estimated using the Black-Scholes option pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 173.90 percent (iii) weighted average risk free interest rate of approximately 1.23 percent, and (iv) average expected life of 1 year.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENT

The Company leases its facility under an operating lease agreement expiring April 30, 2005. Under the lease, the Company pays $7,669 per month through March 31, 2003, $7,888 per month through March 31, 2004, and $8,107 per month thereafter. The total amount of rent paid during the year ended June 30, 2003 and 2002 was $96,161 and $28,828, respectively. The Company records rent expense on a straight-line basis, resulting in deferred rent and additional rent expense (income) of $(301) and $11,201 as of June 30, 2003 and 2002, respectively.

The future minimum annual lease payments under this lease agreement at June 30, 2003 are as follows:

                            YEARS ENDING
                              JUNE 30,

2004                     $         95,000
2005                               73,000
                          ---------------
                         $        168,000

EMPLOYMENT AGREEMENTS

In June 2003, the Company entered into employment agreements with two of its officers. The agreements are for a five-year term through June 2008 and provide for a combined base salary of $600,000 per annum through October 2003, $720,000 per annum through October 2004, and an annual increase of at least 10% thereafter until the termination date. The agreements also provide for a combined sign-up bonus of $200,000, annual combined net profit bonus of 4% of the Company's net income, issuance of incentive stock options, and warrants to acquire a total of 2,560,000 shares of the Company's common stock (see Note 6). Additionally, the agreements provide for a combined payment of $1,440,000 upon sale or merger of the Company, and severance payment of one year of base salary, as defined.

LITIGATION

On November 15, 2002, Fidelity Mortgage, Inc. ("Fidelity") filed a lawsuit against the Company in the Supreme Court of the State of New York alleging that the Company breached a sublease with Fidelity. Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. The Company is in the process defending this litigation and has recorded a liability of $156,400 in the accompanying consolidated balance sheet.

As of May 6, 2003, the Company responded to what it believes are unfounded allegations regarding the assignment of patent rights agreement between the patent inventor and the Company. The Company filed for arbitration on June 6, 2003. The Company believes that the patent inventor's claims lack any merit. The Company intends to vigorously pursue its claims in the arbitration. Nevertheless, arbitration is uncertain, and the Company may not prevail in the arbitration and can express no opinion as to its ultimate outcome. The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the consolidated financial position or results of operations of the Company.

INDEMNITIES AND GUARANTEES

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 8 - RELATED PARTY TRANSACTIONS

During the years ended June 30, 2003 and 2002, the Company paid or accrued approximately $571,250 and $235,500, respectively, and issued shares valued at approximately $712,425 and $3,409,000, respectively, to various related parties, including officers and/or stockholders of the Company for consulting and other administrative services.

During the year ended June 30, 2003, the Company issued options to a related party to purchase 3,344,731 shares. Pursuant to SFAS No. 123, the Company recorded general and administrative expense of $347,514 in the accompanying consolidated statements of operations. During the year ended June 30, 2003, all of these options were exercised for cash of $270,200.

Moneyzone advanced cash of $300,000 in July 2002 to the Company. Upon consummation of the Merger, the inter-company advance was eliminated in consolidation and recorded as a capital contribution (see Notes 1 and 6).

In September 2002, the Company entered into bridge loan promissory notes ("Notes") with two majority stockholders of Moneyzone for a total of $50,000 with interest at 10% per annum. The principal and interest were due on the closing of collective funding by the Company of not less than $250,000. Pursuant to the terms of the Notes, the Company could not be sold or otherwise merged into any other entity except Moneyzone, unless the Notes holders were repaid. These Notes were conditionally guaranteed by the CEO of the Company if the Company would not meet its covenants. In June 2003 the Company entered into a Settlement Agreement and Mutual General Releases with each of these Notes holders, mutually releasing all parties from any and all claims arising out of or related to the above referenced notes (the "Previous Notes"), and executed and delivered new Secured Notes and Security Agreements (the "New Notes") in the aggregate principal amount of these notes of $50,000 (see Note 5). The notes were paid in full subsequent to June 30, 2003 (see Note 5).

In November 2002, the Company entered into a non-interest bearing note, due on demand, for a purchase of certain office furniture from one of its officers for $17,500. This note was repaid subsequent to June 30, 2003.

On June 11, 2003, the Company entered into a convertible promissory note agreement with one of its shareholders for $172,000 with 1% interest per annum, convertible at $0.10 per share to shares of the Company's common stock. On June 23, 2003, the note was converted to 1,720,000 shares of the Company's common stock. The Company recorded interest expense of $120,400 in the accompanying consolidated financial statements related to the beneficial conversion feature in the convertible promissory note.

NOTE 9 - INCOME TAXES

No current provision for federal income taxes is required for the year ended June 30, 2003 and 2002, since the Company incurred net operating losses through June 30, 2003.

The tax effect of temporary differences that give rise to significant portions of the deferred tax asset at June 30, 2003 are presented below:

DEFERRED TAX ASSET:

Net operating loss carryforward                           $      3,840,000
Stock options and warrants                                         230,000
Reserves and accruals                                               26,000
                                                          ----------------
                                                                 4,096,000

DEFERRED TAX LIABILITY:

Deferred income                                                    (34,000)
                                                          ----------------
                                                                 4,062,000
              Less valuation allowance                          (4,062,000)
                                                          ----------------


Net deferred tax assets $ -

The valuation allowance increased by $2,552,000 and $1,510,000 during the years ended June 30, 2003 and 2002, respectively.

The provision for income taxes for the years ended June 30, 2003 and 2002 differs from the amount computed by applying the U.S. Federal income tax rate of 34% to income before income taxes primarily as a result of state income taxes and changes in the valuation allowance.

As of June 30, 2003, the Company had net operating loss carryforwards of approximately $9,600,000 available to offset future taxable federal and state income. The federal and state carryforward amounts expire in varying amounts through 2023 and 2010, respectively.

NOTE 10 - BASIC AND DILUTED LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended June 30, 2003 and 2002:

                                                                 2003                          2002
                                                          ------------------           ------------------
Numerator for basic and diluted loss per
  common share - net income (loss)                        $       (6,410,216)                  (3,775,560)
                                                          ==================           ==================

Denominator for basic and diluted loss per
  common share - weighted average shares                          24,828,564                    6,257,985
                                                          ==================           ==================

Basic and diluted income (loss) per common share          $            (0.26)          $            (0.60)
                                                          ==================           ==================


NOTE 11 - SUBSEQUENT EVENTS

In July 2003, the Company issued 1,000,000 shares of common stock for cash of $150,000 and a warrant to purchase 1,000,000 shares of the Company's common stock at $0.50 per share to a third party. The warrant expires in 5 years and vests immediately. The warrant agreement also includes a right by the Company to call any or all shares of the common stock issued under the warrant agreement from the warrant holder for (i) $2.00 per share for the first 500,000 shares and
(ii) $3.00 per share for the remaining 500,000 shares through July 9, 2004. This call right can by exercised by the Company only if the Company's common stock has a closing price above the call price for 5 consecutive trading days prior to execution of the call right.

On August 22, 2003, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued 6% convertible debentures in the total principal amount of $2,000,000. The first payment of $1,000,000 in gross proceeds was provided at the first closing, as defined, and up to $1,000,000 at the second closing, as defined. The debenture is payable on August 22, 2006. The interest of 6% per annum is payable quarterly, plus an additional interest of 15% per annum will accrue daily if all accrued interest is not paid in full when due. The debenture is convertible at the option of the holder into shares of the Company's common stock at $0.075 with a forced conversion option by the Company if certain closing prices are attained, as defined. The Company is required to register the shares that might be issued under the agreement and is subject to liquidated damages if agreed upon timetables are not met, as defined. In connection with the Securities Purchase Agreement, the Company also issued warrants to purchase 13,333,333 shares of the Company's common stock at an exercise price of $0.075 per share. In connection with the issuance of detachable warrants and the beneficial conversion feature of the debentures, the Company will record a debt discount of $1,000,000 and amortize the discount using the effective interest method through August 2006.

In July 2003, the Company issued 270,430 shares of the Company's common stock, valued at $79,629 (or $0.29 per share, which is the fair market value of the stock on the date of issuance), to a consultant for services to be performed in the future.

In August 2003, the Company issued 206,000 shares of the Company's common stock valued at $48,320 (or $0.23 per share, which is the fair market value of the stock on the dates of issuance), to two consultants for services to be performed in the future.

In August 2003, the Company issued 283,590 shares of the Company's common stock, valued at $79,405 (or $0.28 per share, which is the fair market value of the stock on the date of issuance), for settlement of accounts payable.

In September 2003, the Company issued 170,773 shares of the Company's common stock for consulting services rendered, valued at $32,447 (or $0.19 per share, which is the fair market value of the stock on the date of issuance).

In August 2003, the Company prepaid notes payable and notes payable to related parties with maturity dates of December 1, 2003 in the principal amounts of $215,000 and $50,000, respectively, plus interest of $5,760 for an aggregate payment of $270,760, and has received full collateral releases from the noteholders (see Note 5).

In August 2003, the Company entered into employment agreement with one of its officers. The agreement is for a five-year term through July 31, 2008 and provides for a base salary of $250,000 per annum through October 1, 2003, $300,000 per annum through October 1, 2004, and an increase of at least 10% annually until the termination date. The agreement also provides for a sign-up bonus of $75,000 payable over a seven month period, annual net profit bonus of 1.25% of the Company's net income, issuance of incentive stock options, and warrant to issue 750,000 shares of the Company's common stock at $0.24 per share (fair market value of the stock on the date of issuance). Additionally, the agreement provides for a payment of $500,000 upon sale or merger of the Company, and severance payment of one year of base salary.

In August 2003, the Company issued 1,500,000 shares of its restricted common stock to one of its shareholders in full payment of a non-interest bearing demand promissory note of $112,500 dated July 25, 2003. Based on the estimated fair value of the stock issued, the Company will recognize a loss on debt settlement of $155,250 in its quarter ended September 30, 2003.

In August 2003, the Company issued 127,171 shares of its restricted common stock to one of its shareholders valued at $25,452 (or $0.20 per share, which was the weighted average fair market value on the dates the services were performed) for settlement of consulting fees payable totaling $22,500. The Company will record a loss of $2,952 on the settlement of this accounts payable balance in its quarter ended September 30, 2003.

                                   QT 5, Inc.
                           Consolidated Balance Sheet

                                 March 31, 2004
                                   (Unaudited)

ASSETS

Current assets:

    Cash and cash equivalents                                      $    178,538
    Other receivable                                                      3,306
    Notes receivable, net of allowance of $139,500                           --
    Prepaid expenses                                                        783
                                                                   ------------
         Total current assets                                           182,627
                                                                   ------------

Property and equipment, net of accumulated depreciation
 of $8,474                                                               26,904
Deferred financing cost, net of accumulated amortization
 of $512,840                                                             72,470
License                                                                 358,684
Other assets                                                              9,595
                                                                   ------------
         Total assets                                              $    650,280
                                                                   ============
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

    Accounts payable and accrued expenses                          $    948,337
    Accrued salaries                                                    502,390
    Lease liability                                                     156,400
    Accrued legal fees                                                  222,258
    Deferred rent expense                                                 6,463
                                                                   ------------
         Total current liabilities                                    1,835,848

Convertible debentures payable, net of unamortized
  debt discount of $606,415                                              87,335
                                                                   ------------

         Total liabilities                                            1,923,183
                                                                   ------------

Commitments and contingencies

Stockholders' equity (deficit):

    Common stock; $0.001 par value; 300,000,000 shares
      authorized; 164,534,060 shares issued and
      outstanding                                                       164,535
    Additional paid-in capital                                       15,238,668
    Prepaid consulting expense                                          (17,361)
    Accumulated deficit                                             (16,658,745)
                                                                   ------------
         Total stockholders' deficit                                 (1,272,903)
                                                                   ------------

                                                                   $    650,280
                                                                   ============


     See accompanying notes to unaudited consolidated financial statements.

                QT 5, Inc. Consolidated Statements of Operations
                                   (Unaudited)

                                                      Three Months Ended                   Nine Months Ended
                                                         March 31,                             March 31,
                                                ------------------------------      ------------------------------
                                                   2004               2003              2004              2003
                                                ------------      ------------      ------------      ------------
Revenue                                         $      1,298      $         --      $    191,702      $         --

Costs and expenses:
    Cost of revenue                                    1,075                --           109,437                --
    General and administrative                       891,266         3,372,580         4,307,326         4,082,616
    Impairment loss                                   69,140                --           756,788                --
                                                ------------      ------------      ------------      ------------

Loss from operations                                (960,183)       (3,372,580)       (4,981,849)       (4,082,616)

Other expense:
    Interest expense, net                           (121,494)          (74,089)       (1,463,200)          (90,473)
    Other                                                 --                --           (27,919)               --
                                                ------------      ------------      ------------      ------------

Net loss                                        $ (1,081,677)     $ (3,446,669)     $ (6,472,968)     $ (4,173,089)
                                                ============      ============      ============      ============

Basic and diluted net loss per common share     $      (0.01)     $      (0.12)     $      (0.09)     $      (0.19)
                                                ============      ============      ============      ============

Basic and diluted weighted average shares
  outstanding                                    107,503,078        28,261,268        68,761,839        21,619,289
                                                ============      ============      ============      ============


See accompanying notes to unaudited consolidated financial statements.

                QT 5, Inc. Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                 For the Nine Months
                                                                  Ended March 31,

                                                            ----------------------------
                                                               2004              2003
                                                            -----------      -----------
                                                            (Unaudited)        (Unaudited)

Cash flows from operating activities
   Net loss                                                 $(6,472,968)     $(4,173,089)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation and amortization                              4,437            6,055
       Amortization of debt discount, deferred
         financing cost and non-cash interest expense         1,215,522           87,841
       Amortization of prepaid compensation                     420,836               --
       Loss on issuance of shares for settlement
         of accounts payable                                     27,919               --
       Interest expense on issuance of shares for
         settlement of note payable to a related party          202,500               --
       Stocks and options issued for services                   536,597        3,020,397
       Reserve for uncollectibility of related party                                  --
          notes receivable                                      139,500
       Write-off of accounts receivable, inventory,
         intellectual property and accrued legal fees           730,131               --
       Changes in operating assets and liabilities:
          Accounts receivable                                    57,963               --
          Inventories                                          (205,476)              --
          Deferred costs                                         21,551               --
          Prepaid expenses and other assets                      77,058             (234)
          Accounts payable and accrued expenses                 677,480          196,684
          Accrued salaries                                      248,890               --
          Deferred revenue                                      (86,184)              --
          Deferred rent expense                                  (4,437)            (301)
                                                            -----------      -----------
            Net cash used in operating activities            (2,408,681)        (862,647)
                                                            -----------      -----------
Cash flows used in investing activities:
   Purchase of property and equipment                                --           (8,451)
   Collection on notes receivable                                    --           60,000
                                                            -----------      -----------
            Net cash provided by investing activities                --           51,549
                                                            -----------      -----------
Cash flows from financing activities:
   Proceeds from sale of stock                                  150,000               --
   Proceeds from exercise of options and warrants               133,333           29,500
   Payments on notes payable to related parties                 (67,500)              --
   Payments on notes payable                                   (215,000)              --
   Payments on installment financing                            (46,930)              --
   Proceeds from notes payable                                       --          385,000
   Proceeds from convertible debentures, net of
    issuance costs of $346,500                                2,453,500               --
   Proceeds from notes payable to related
    parties                                                     112,500           50,000
   Capital contribution                                              --          300,000
                                                            -----------      -----------
            Net cash provided by financing activities         2,519,903          764,500
                                                            -----------      -----------

Net increase (decrease) in cash and cash equivalents            111,222         (46,598)

Cash and cash equivalents, beginning of period                   67,316           62,391
                                                            -----------      -----------

Cash and cash equivalents, end of period                    $   178,538      $    15,793
                                                            ===========      ===========


See accompanying notes to unaudited consolidated financial statements.

                                   QT 5, Inc.

                                                             For the Nine Months
                                                                Ended March 31,

                                                      ---------------------------------
                                                          2004               2003
                                                      --------------     --------------
                                                       (Unaudited)        (Unaudited)
Supplemental disclosure of cash flow information:
   Installment  financing payable and prepaid
    insurance  recorded for insurance premium
    financed                                          $      431,908     $           --
                                                      ==============     ==============
   Common stock issued as prepaid consulting
    services                                          $        9,240     $      700,513
                                                      ==============     ==============
   Cancellation of financed insurance                 $      375,444     $           --
                                                      ==============     ==============
   Amortization of prepaid consulting expense         $      420,836     $           --
                                                      ==============     ==============
   Debt discount recognized related to
    convertible debentures                            $    2,074,667     $           --
                                                      ==============     ==============
   Common stock issued for settlement of
    accounts payable                                  $      255,510     $           --
                                                      ==============     ==============
   Common stock issued for settlement of
    note payable to a related party                   $      112,500     $           --
                                                      ==============     ==============
   Common stock issued in connection with
    deferred financing cost                           $       16,000     $           --
                                                      ==============     ==============
   Common stock issued in connection with conversion
    of convertible debentures                         $    2,306,250     $           --
                                                      ==============     ==============
   Amortization of debt discount and deferred
    financing costs against additional
    paid-in capital in connection with conversion of
    convertible debentures                            $      965,571     $           --
                                                      ==============     ==============
   Warrant issued in connection with deferred
    financing cost                                    $      222,810     $           --
                                                      ==============     ==============
   Common stock issued in connection with license
    agreement                                         $      358,684     $           --
                                                      ==============     ==============
   Furniture purchased under a note payable
     to related party                                 $           --     $       17,500

   Common stock issued as additional consideration
    Pursuant to the terms of promissory note          $           --     $      106,407
                                                      ==============     ==============
   Promissory notes receivable entered into as a
    consideration for the assumption of lease
    liability and other accounts payable              $           --     $      199,500
                                                      ==============     ==============


See accompanying notes to unaudited consolidated financial statements.

                                   QT 5, Inc.
          Notes to Unaudited Consolidated Financial Statements For the
              Three and Nine Months Ended March 31, 2004 and 2003

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BACKGROUND AND ORGANIZATION

QT 5, Inc. (the "Company") is currently the licensee of various quick test devices and quantitative testing analyzers which it is preparing to bring to market. In October 2003, the Company entered into a License Agreement of Intellectual Property with VMM, LLC ("License Agreement"). Under the License Agreement, the Company licensed the exclusive right, worldwide, to sell and distribute, under its brand name, all of the licensor's products including, but not limited to, specific point of care quick-test devices and quantitative testing analyzers to the retail, professional and governmental healthcare markets. These include an FDA cleared urine specimen drug screening test and a disease testing target system platform to identify Rubella, Herpes, Roravirus, Strep Group A, Infectious Mononucleosis, Myoglobin, CK-MB, Cardiac Troponin and Pregnancy. In addition, the Company is preparing to submit an HIV 1&2 test phase 3 application for clearance by the FDA. Future plans include the submission of tests for Hepatitis, Prostate PSA count, West Nile Virus and SARS to the FDA for clearance. In consideration for the License Agreement, the Company released 3,260,760 previously issued shares of its common stock from escrow. The term of the License Agreement is one year, although so long as the Company meets certain proposed sales projections, the agreement will be extended for four additional one-year terms. After this period, if neither party terminates the License Agreement, it will be extended for an additional five-year term. The term of the License Agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after the licensor has obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement, which requires the manufacturing to be at or below a certain price for the various products.

In February 2004, the Company entered into a Modification to License Agreement of Intellectual Property ("Modification Agreement"), the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company has the right to market and sell; (b) the first year of the term of the License Agreement shall be set to commence six (6) months after (i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM has obtained a manufacturer to manufacture the products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved (see Note
5).

On April 7, 2002 the Company entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 (the "Agreement") relating to the formulation of nicotine water-based products. This patent is referred to as the "NICO Patent." The Agreement was effective upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. The Company's first water-based homeopathic nicotinum (nicotine) product was NICOWater(TM), an odorless and tasteless water-based product that is designed to relieve the self-diagnosed symptoms of tobacco cravings. In May 2003, the Company began shipping NICOWater(TM).

In May 2003, Mr. Marshall Anluaf Thompson, owner of the NICO Patent, alleged that he was entitled to terminate the assignment of the NICO Patent based upon the Company's failure to meet certain conditions required by the assignment agreement, including performance conditions. The dispute was heard by a panel of arbitrators who, on January 8, 2004, concluded that Mr. Thompson was entitled to terminate the assignment agreement. Immediately following the decision, the Company stopped marketing NICOWater(TM). Although the Company has acquired other products, NICOWater(TM) was the only product sold.

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by the management of the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with accounting principles generally accepted in the United States of America for interim financial information. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly represent the financial position and operating results for the respective periods. Certain information and footnote disclosures normally present in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. It is suggested that these unaudited condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended June 30, 2003, included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on September 23, 2003. The results for the three and nine months ended March 31, 2004 are not necessarily indicative of the results to be expected for the full year ending June 30, 2004.

PRINCIPLES OF CONSOLIDATION

The  accompanying   condensed  consolidated  financial  statements  include  the accounts of QT 5, Inc. and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

GOING CONCERN

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $1,081,677 and $6,472,968 during the three and nine months ended March 31, 2004, respectively, only had $1,298 and $191,702 of revenue during the three months and nine months ended March 31, 2004, respectively, and had a cash balance of $178,538 at March 31, 2004. In addition, the Company had an accumulated deficit of $16,658,745 and negative working capital of $1,653,221 and on January 8, 2004 lost its NICO patent rights for its only revenue-generating product (see Note 6) since its merger on January 9, 2003. The Company is now commencing the marketing of its new disease and drug quick-test products as well as its first aid kits and management recognizes that the Company must generate additional resources to fund overhead and for the eventual achievement of revenue and sustained profitable operations. The Company's success is dependent upon numerous items, including the successful development of effective marketing strategies to customers in a competitive market for its new products. The Company anticipates that certain of its new product line may enter the market in second calendar quarter of 2004 and management believes that revenues generated by this product could lead to future profitability. Also, in November 2003, the Company completed an accounts receivable financing facility with AeroFund Financial which enables it to finance approved customer invoices to a maximum of $1,500,000 at any given time. Although the Company is currently in default of this financing agreement caused by the loss of its NICO patent and non-payment by certain customers, the Company and AeroFund have agreed on terms to cure the default, which included a partial $10,000 payment in March 2004 and anticipates utilizing this financing, when and if required, in connection with future sales of new product. Also, in February 2004 management successfully obtained additional capital through a $1 million sale and issuance of 6% convertible debentures with an original issuance discount of 20%, from which the Company received gross proceeds of $800,000 in February and March 2004. However, no assurance can be given that the accounts receivable financing facility will remain available and the convertible debenture funding will generate sufficient cash to satisfy the Company's need for additional capital or that other future debt or equity financing will be available to the Company on satisfactory terms.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates. Significant estimates made by management are, among others, the realizability of deferred costs, license agreement, and long-lived assets, collectibility of receivables, and the valuation allowance on deferred tax assets.

CONCENTRATION OF CREDIT RISK

The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash balances at certain high quality financial institutions, and at times such balances may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of March 31, 2004, there was an uninsured cash balance of $66,286.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangibles to be held and used by an entity are reviewed by the management of the Company for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. As of March 31, 2004, management of the Company has written off the unamortized value of Intellectual Property Rights totaling $44,854 (see Note 6) related to the NICO Patent which was lost on January 8, 2004.

INCREASE IN AUTHORIZED SHARES AND CHANGE IN PAR VALUE

On October 8, 2003, the Company filed a Definitive Form 14C with the Securities and Exchange Commission stating that the Company's Board of Directors and shareholders of record as of the close of business on September 22, 2003, holding a majority of the total number of outstanding shares, have consented to increase the number of shares of authorized common stock from 100,000,000 to 300,000,000. The par value of each such common stock shall be $0.001 per share. The Company filed the Certificate of Amendment of Certificate of Incorporation with the Secretary of the State of Delaware, in accordance with federal security laws, on November 3, 2003, and these changes have been reflected in the accompanying March 31, 2004 consolidated financial statements.

ONE-FOR-TEN REVERSE STOCK SPLIT

A Proxy Statement dated March 11, 2004 and accompanying Proxy card were furnished to all the Company's stockholders of record on March 8, 2004 in connection with the solicitation by the Company's Board of Directors of proxies to be voted at a Special Meeting of Stockholders held on April 19, 2004 for the purpose of effecting a one-for-ten reverse stock split of the Company's common stock. A majority of the Company's stockholders approved a reverse stock split pursuant to which each ten currently outstanding shares of common stock would be automatically converted into one share of common stock The principal effects of the reverse stock split is that the number of shares of common stock issued and outstanding at April 26, 2004, the effective date of the reverse stock split, was reduced from 171,509,060 to approximately 17,150,906. Accordingly, as a result of the reverse stock split, at April 26, 2004 the Company had approximately 282,849,094 authorized unissued shares. In addition, this reverse stock split affects the exercise price, the number of shares related to all outstanding warrants and the conversion price on all outstanding convertible debentures. The Company will reflect the changes from the reverse stock split in its June 30, 2004 consolidated financial statements. As a result, all references to shares in this filing (unless otherwise designated) are reflected on a pre-reverse-split basis. The reason for the reverse stock split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, management anticipates that the Company's common stock would have greater liquidity and a stronger investor base. However, there is no assurance that the stock price will increase or that professional investors and institutions will purchase the Company's stock and give the stock greater liquidity and a stronger investor base.

REVENUE RECOGNITION

The Company recognizes revenue at the time of shipment of its products to customers. The Company was still in its initial stages of selling its initial product, NICOWater(TM), to customers or distributors as of January 8, 2004. Pursuant to Staff Accounting Bulletin No. 101, the Company was deferring its sales and corresponding cost of sales to certain distributors as the payment terms were contingent upon customer sell-through of product and therefore collectibility of these receivables was not reasonably assured. As all sales activity was terminated due to the loss of the Company's NICO Patent on January 8, 2004, the Company reversed all deferred sales of $269,100 against accounts receivable and the corresponding cost of sales of $80,109 against inventory during the nine months ended March 31, 2004. The Company also wrote off sales and cost of sales of $58,459 and $31,802, respectively, to impairment loss in the accompanying consolidated statements of operations for the nine months ended March 31, 2004.

ADVERTISING

The Company expenses the cost of advertising when incurred as general and administrative expense. Advertising expense was approximately $9,712 and $3,012 for the three months ended March 31, 2004 and 2003, respectively, and $498,571 and $127,143 for the nine months ended March 31, 2004 and 2003, respectively.

STOCK-BASED COMPENSATION

The Company uses the intrinsic value method of accounting for stock-based compensation to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." At March 31, 2004, the Company has two stock-based employee compensation plans, which are described more fully in Note 9. During the three and nine months ended March 31, 2004 and 2003, no compensation expense was recognized in the accompanying consolidated statements of operations for options or warrants issued to employees pursuant to APB No. 25, as all options or warrants granted in fiscal 2003 under those plans had exercise prices equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based compensation:

                                              Three Months Ended                 Nine Months Ended
                                                 March 31,                           March 31,
                                         ----------------------------      ----------------------------
                                            2004             2003             2004            2003
                                         -----------      -----------      -----------      -----------
Net loss as reported                     $(1,081,677)     $(3,446,669)     $(6,472,968)     $(4,173,089)

Deduct:
  Total stock-based employee
    compensation expense under
    APB 25                                        --               --               --               --

Add:
  Total stock-based employee
    compensation under fair value
    based method for all awards, net
    of related tax effects                        --               --         (111,185)              --
                                         -----------      -----------      -----------      -----------

Pro forma net loss                       $(1,081,677)     $(3,446,669)     $(6,584,153)     $(4,173,089)
                                         ===========      ===========      ===========      ===========

Basic and diluted loss per share,
  as reported                            $     (0.01)     $     (0.12)     $     (0.09)     $     (0.19)
                                         ===========      ===========      ===========      ===========

Basic and diluted loss per share,
  pro forma                              $     (0.01)     $     (0.12)     $     (0.09)     $     (0.19)
                                         ===========      ===========      ===========      ===========

INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. All potentially dilutive shares, 96,676,200 and 0 as of March 31, 2004 and 2003, respectively, have been excluded from dilutive loss per share, as their effect would be anti-dilutive for the periods ended March 31, 2004 and 2003.

COMPREHENSIVE INCOME

Comprehensive income is not presented in the Company's condensed consolidated financial statements since the Company did not have any items of comprehensive income in any period presented.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying condensed consolidated financial statements.

ACCOUNTING PRONOUNCEMENTS

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 is not expected to have a material impact on the Company's financial position, cash flows or results of operations.

NOTE 2 - ACCOUNTS RECEIVABLE AND INVENTORIES

Due to the Company's loss of the NICO Patent and the Company's subsequent decision to stop marketing NICOWater(TM) (see Note 1), the Company's product NICOWater(TM) could no longer be sold and the Company wrote off accounts receivable from certain customers and its inventories of raw materials and finished goods in the aggregate amount of $33,957 and $294,039, respectively, to impairment loss which is reflected in the accompanying condensed statements of operations for the nine months ended March 31, 2004.

On February 3, 2004, the Company received a letter of default and demand for reimbursement in the sum of $26,870 from AeroFund Financial, with whom the Company has an accounts receivable financing agreement. The default was caused by non-payment of invoices to certain customers against which AeroFund had advanced funds to the Company. The non-payment, in turn, was caused by the Company's loss of the NICO Patent and the inability of that product to be sold. In March 2004, the Company made a $10,000 cash payment and recorded an accrued liability of $16,870 reflected in the accounts payable and accrued expenses in accompanying consolidated balance sheet as of March 31, 2004. AeroFund assured the Company that they would accept cash payment of the balance due or continue to factor eligible receivables and offset the balance due them in lieu of advances on the factored receivables. AeroFund also assured the Company that the financing agreement would remain intact.

NOTE 3 - DUE FROM INSURANCE COMPANIES

The Company financed its product liability insurance premiums totaling $431,908 in August 2003. The principal amounts bore interest at 7.85% per annum and were payable in equal monthly installments totaling $46,930 through May 1, 2004. The related product liability policies were cancelled effective October 31, 2003, in favor of one replacement policy at a substantially reduced annual premium. The cancellation resulted in a return premium to the Company of $20,150 received in March 2004 and an elimination of the financing payable and related prepaid expense of $375,444. The replacement policy premium was collateralized by a letter of credit, which required the Company to maintain a restricted cash balance of $25,000, which is reflected in cash and cash equivalents in the accompanying consolidated balance sheet as of March 31, 2004. This policy was also cancelled in January 2004 as a result of the Company's loss of the NICO Patent and the inability to sell NICOWater(TM). The Company recorded an accrued expense of $25,000 in accounts payable and accrued expenses in the accompanying consolidated balance sheet, which represents a final payment of the policy cancellation fee that the Company expects to settle with the restricted cash balance (see Note 13). The Company anticipates obtaining new product liability insurance covering the sale of its new products when they are brought to market.

NOTE 4 - NOTES RECEIVABLE

On January 1, 2003, the Company entered into promissory notes receivable in the total amount of $199,500 with two former stockholders of Moneyzone.com, Inc. ("Moneyzone"), an entity that the Company merged with and into in January 2003. These notes accrue interest at a rate of 4% per annum and were payable on January 1, 2004. The notes were entered into as consideration for a contingent liability and assumed defense costs relating to Moneyzone's lease liability resulting from abandoned office space (see Note 10) and other remaining accounts payable of Moneyzone assumed in the merger. Pursuant to the terms of the notes, the amount of the notes shall be automatically adjusted to the amount of actual liability and defense costs incurred by the Company related to the litigation, and shall also be reduced by any amounts of Moneyzone's outstanding accounts payable which the Company does not actually pay within one year or which are forgiven or negotiated to lower amount. These notes are secured by 399,000 shares of the Company's common stock owned by former stockholders. As the collection of the notes is not reasonably assured, the Company reserved the entire remaining amount of $139,500 of the notes receivable during the nine months ended March 31, 2004. Thus, the remaining net balance of notes receivable as of March 31, 2004 is zero.

NOTE 5 - LICENSE

In October 2003, the Company entered into a License Agreement of Intellectual Property with VMM, LLC (see Note 1). In consideration for the License Agreement, the Company released 3,260,760 previously issued shares of its common stock from escrow valued at $358,684 (or $0.11 per share, which was the fair market value of the stock on the date of the License Agreement). The term of the License Agreement is one year, although so long as the Company meets certain proposed sales projections, the License Agreement will be extended for four additional one-year terms. After this period, if neither party terminates the License Agreement, it will be extended for an additional five-year term. The term of the License Agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after the licensor has obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement. The Company will begin the amortization of the License Agreement at the time the required regulatory clearances are obtained and the License Agreement becomes effective. The Company anticipates to amortize the License Agreement over the estimated useful life of five years using a straight-line method.

In February 2004, the Company entered into a Modification to the License, the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company has the right to market and sell; (b) the first year of the term of the License Agreement shall be set to commence six (6) months after
(i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM has obtained a manufacturer to manufacture the Products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to Licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved.

NOTE 6 - PATENT AND ROYALTY FEE

On April 7, 2002, the Company entered into an Agreement relating to the formulation of nicotine water-based products (see Note 1). The Agreement was effective upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. In consideration thereof, the Company issued 133,000 shares of its common stock valued at $50,000 (or $0.376 per share, which was management's estimate of the fair market value of its common stock on the date the patent was assigned). The cost of the patent had been amortized over the patent's remaining useful life of 17 years. In addition, the Company agreed to pay the original patent holder royalties of $1.20 per case, quarterly, for every case sold (consisting of 24 bottles per case) of the Company's products which utilize the patent, for the remaining life of the patent. In June 2002, the Company prepaid royalties through the issuance of 399,000 shares of its common stock valued at $150,000 (or $0.376 per share, which was management's estimate of the fair market value of its common stock on the date the shares were issued) in lieu of meeting the minimum performance requirement of the first year. The Company's first water-based homeopathic nicotinum (nicotine) product was NICOWater(TM), an odorless and tasteless water-based product that is designed to relieve the self-diagnosed symptoms of tobacco cravings, which the Company began shipping in May 2003.

During the three and nine months ended March 31, 2004, the Company recorded $0 and $9,534 respectively, of royalty expense in the accompanying condensed consolidated statements of operations. Due to the Company's loss of the NICO Patent (see Note 1), the Company wrote off the unamortized portion of the Intellectual Property Rights related to the NICO Patent of $44,854 and the balance of prepaid royalties of $135,023 to impairment loss in the accompanying condensed statements of operations for the nine months ended March 31, 2004.

NOTE 7 - NOTES PAYABLE

In June 2003, the Company entered into a Settlement Agreement and Mutual General Releases with certain third party note holders and related parties, mutually releasing all parties from any and all claims arising out of or related to certain convertible promissory notes and bridge loan (the "Previous Notes"), and executed and delivered new Secured Notes and Security Agreements (the "New Notes") in the aggregate principal amount of $265,000. The New Notes superseded the Previous Notes, bearing interest at the rate of 12% per annum with the entire amount, including principal and accrued interest, due and payable on December 1, 2003. The New Notes were secured by a pledge and first and second priority security interest in all of the tangible and intangible assets of the Company, and included certain non-financial covenants and events of default, among other items, such as the Company's failure to ship in any calendar month at least 10,000 cases of NICOWater(TM) and generate gross sales of at least $280,000 from the sale of NICOWater(TM) in any month.

In August 2003, the Company prepaid the notes payable and notes payable to related parties in the entire principal amounts of $215,000 and $50,000, respectively, plus accrued interest of $5,760 for an aggregate amount of $270,760 and has received full collateral releases from the noteholders.

NOTE 8 - CONVERTIBLE DEBENTURES

On August 22, 2003, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued 6% convertible debentures in the total principal amount of $2,000,000 (the "August 2003 Debentures"). The first payment of $1,000,000 in gross proceeds was provided at the first closing, as defined. On October 15, 2003, the holders advanced $200,000 of the remaining $1,000,000 in gross proceeds prior to the date they were required to do so. In November 2003, the Company received the remaining $800,000 in gross proceeds due at the second closing. The August 2003 Debentures are payable on August 22, 2006. The interest of 6% per annum is payable quarterly in cash or shares of the Company's common stock, at the option of the Company, plus an additional interest of 15% per annum will accrue daily if all accrued interest is not paid in full when due. The August 2003 Debentures are convertible at the option of the holder into shares of the Company's common stock at $0.075 with a forced conversion option by the Company if certain closing prices are attained, as defined. The Company is required to register the shares that might be issued under the agreement and is subject to liquidated damages if agreed upon timetables are not met, as defined. The August 2003 Debentures also require that, in the event that the Company loses its patent relating to NICOWater(TM), the conversion price shall thereafter equal the lesser of (A) the Set Price and (B) 60% of the average of the 5 closing prices for the 5 trading days immediately prior to the applicable conversion date. The holders have agreed that such price will be fixed at $0.01 per share. The
Company has registered additional shares of common stock to cover such additional conversion shares. As of March 31, 2004, a total of $1,950,000 of the August 2003 Debentures was converted into 63,375,624 shares of the Company's common stock.

In connection with the Securities Purchase Agreement, the Company also issued warrants to purchase 13,333,333 shares of the Company's common stock at an exercise price of $0.075 per share (see Note 9). On October 15, 2003, as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price of the warrants to purchase 13,333,333 shares of the Company's common stock and a warrant to purchase 200,000 shares of the Company's common stock issued as part of the commission fee in connection with the August 2003 Debentures financing (see below) from $0.075 to $0.01. In addition, the Company granted to the August 2003 Debentures purchasers a continuing security interest in substantially all of the Company's assets and agreed to refrain from issuing shares or granting options to the Company's employees, officers or directors in excess of 50,000 shares per month for a period of 12 months, without the prior written consent of the convertible debenture purchasers. So long as the Company is in compliance with their obligations under the August 2003 Debentures, the convertible debenture purchasers agreed to subordinate their security interests to a factor lien as was required for the Company to factor its accounts receivable.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the August 2003 Debentures, the Company has recorded a debt discount of $1,274,667. The Company is amortizing the discount using the effective interest method through August 2006. The Company is immediately recording the corresponding unamortized debt discount related to beneficial conversion feature as interest expense and related to detachable warrants as additional paid-in capital when the related debenture is converted into the Company's common stock.

On August 19, 2003, the Company also issued warrants to purchase 200,000 shares of the Company's common stock as part of the commission fee in connection with the August 2003 Debentures. The warrants had an exercise price of $0.075 per share and expire in five years. On October 15, 2003 as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price from $0.075 to $0.01. The Company recorded the value of the warrant of $220,114 (under the Black-Scholes pricing model) as an issuance cost, which is included in the deferred financing cost in the accompanying consolidated condensed balance sheet as of March 31, 2004. During the nine months ended March 31, 2004, the Company incurred other issuance costs totaling $237,000 and an additional $16,000 related to the issuance of the Company's common stock for finders fees (see Note 9), which were all recorded as deferred financing cost in the accompanying condensed consolidated balance sheet. The Company is amortizing the deferred financing cost to interest expense using the straight-line method, adjusted prospectively for the reduction in the warrant value as a result of the exercise price reduction discussed above, through August 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

On February 13, 2004, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued convertible debentures with an original issue discount of 20% in the total principal amount of $1,000,000 (the "February 2004 Debentures"). The funds were received in two closings. The first closing, pursuant to which the Company received gross proceeds of $350,000 in financing, took place on February 13, 2004 with an additional $150,000 received on February 18, 2004. On March 12, 2004, the Company received $300,000 in gross proceeds, representing the balance of the total financing, pursuant to the registration statement registering the shares in connection with the financing being declared effective. The February 2004 Debentures have a term of two years. At any time after the original issue date, the February 2004 Debentures may be convertible into shares of the Company's common stock at the option of the holder. The number of shares of common stock issuable upon a conversion is determined by the quotient obtained by dividing the outstanding principal amount of the February 2004 Debentures to be converted by the Set Price. The Set Price is defined as $0.01. The Company has reserved and registered 100,000,000 shares of its common stock to cover the conversion of the February 2004 Debentures. As of March 31, 2004, a total of $356,250 of the February 2004 Debentures was converted into 35,625,000 shares of the Company's common stock.

In connection with the February 2004 Debentures, the Company also issued warrants (the "February 2004 Debenture Warrants"). The February 2004 Debenture Warrants were issued at the first closing and were immediately exercisable following the first closing at an exercise price of $0.01 per share (see Note
9). The February 2004 Debenture Warrants expire five years from the date of issuance. By exercising the February 2004 Debenture Warrants, each holder of the February 2004 Debentures is entitled to purchase a number of shares of common stock equal to one-half of the number of shares of common stock into which the shareholder may convert the February 2004 Debentures. The Company has reserved 50,000,000 shares of our common stock, the number of shares that may be purchased through the exercise of the February 2004 Debenture Warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the February 2004 Debentures, the Company has recorded a debt discount of $1,000,000. The Company is amortizing the discount using the effective interest method through February 2006. The Company is immediately recording the corresponding unamortized debt discount related to beneficial conversion feature as interest expense and related to detachable warrants as additional paid-in capital when the related debenture is converted into the Company's common stock.

On February 13, 2004, the Company also issued warrants to purchase 100,000 shares of the Company's common stock as part of the commission fee in connection with the February 2004 Debentures. The warrants have an exercise price of $0.01 per share and expire in five years. The Company recorded the value of the warrant of $2,696 (under the Black-Scholes pricing model) as an issuance cost, which is included in the deferred financing cost in the accompanying condensed consolidated balance sheet During the three months ended March 31, 2004, the Company incurred other issuance costs totaling $109,500 which were all recorded as deferred financing cost in the accompanying condensed consolidated balance sheet. The Company is amortizing the deferred financing cost to interest expense using the straight-line method through February 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

During the three and nine months ended March 31, 2004, the Company recorded interest expense related to the amortization of the debt discount and debt issuance costs totaling $113,048 and $1,215,522, respectively. During the nine months ended March 31, 2004, the Company recorded additional paid-in capital related to the conversion of the debentures of $965,571. At March 31, 2004, the Company has remaining unamortized debt issuance costs and debt discounts of $72,470 and $606,415, respectively, associated with $693,750 of convertible debentures not yet converted.

NOTE 9 - STOCKHOLDERS' DEFICIT

COMMON STOCK

In July 2003, the Company issued 1,000,000 shares of common stock for cash of $150,000 and a warrant to purchase 1,000,000 shares of the Company's common stock (see further discussion in the Warrants section below) to a third party.

In July 2003, the Company issued 270,430 shares of the Company's common stock under the 2003 Plan, valued at $81,130 (or $0.30 per share, which is the fair market value of the stock on the date of issuance), to a consultant for services performed.

In August 2003, the Company issued 206,000 shares of the Company's common stock under the 2003 Plan, valued at $48,320 (or $0.23 per share, which is the fair market value of the stock on the dates of issuance), to two consultants for services performed.

In August 2003, the Company issued 283,590 shares of the Company's common stock under the 2003 Plan, valued at $79,405 (or $0.28 per share, which is the fair market value of the stock on the date of issuance), for settlement of accounts payable. The Company recorded a loss on settlement of accounts payable of $19,142 in other expense in the accompanying condensed consolidated statements of operations for the nine months ended March 31, 2004.

In August 2003, the Company issued 1,500,000 shares of its restricted common stock to one of its shareholders in full payment of a non-interest bearing demand promissory note of $112,500 dated July 25, 2003 (see Note 11). Based on the estimated fair value of the stock issued, the Company recognized interest expense of $202,500 in the accompanying consolidated statements of operations during the six months ended December 31, 2003.

In August 2003, the Company issued 127,171 shares of its restricted common stock to one of its shareholders valued at $26,706 (or $0.21 per share, which is the weighted average fair market value on the dates the services were performed) for consulting services performed.

In September 2003, the Company issued 670,773 shares of the Company's common stock under the 2003 Plan, valued at $113,333 (or $0.17 per share, which is the fair market value of the stock on the dates of issuance) for consulting services rendered.

In September 2003, the Company issued 542,513 shares of the Company's common stock under the 2003 Plan, valued at $70,527 (or $0.13 per share, which is the fair market value of the stock on the date of issuance), for settlement of accounts payable. The Company recorded a loss on settlement of accounts payable of $1,357 in other expense in the accompanying condensed consolidated statement of operations for the nine months ended March 31, 2004.

In September 2003, the Company committed to issue 100,000 shares of the Company's common stock valued at $16,000 (or $0.16 per share) to a third party for finders fees related to the August 2003 Debentures, which was recorded as part of deferred financing costs (see Note 8). The Company issued the shares in November 2003.

In November 2003, the Company issued 381,829 shares of the Company's common stock under the 2003 Plan, valued at $32,948 (or $0.09 per share, which is the fair market value of the stock on the date of issuance), for settlement of accrued legal fees. The Company recorded a loss on settlement of accounts payable of $6,761 in other expense in the consolidated statement of operations in the nine months ended March 31, 2004.

Certain common stock purchase agreements with certain investors included a provision in which, if for a period of six months from the purchase of shares, the Company's common stock closing price for 5 consecutive trading days will be below $0.15 per share, the Company will issue to the investors additional shares, whereby the number of shares purchased and the additional shares, multiplied by $0.10 would be equal to the aggregate purchase price paid. As of December 31, 2003, the aggregate purchase price paid by these investors totaled $310,000. For the five consecutive trading days ended October 3, 2003, the Company's common stock closing price fell below $0.15 per share, requiring the Company to issue the 1,033,334 shares of common stock to those investors, which were issued in November 2003. Such shares represent the maximum number of shares required to be issued by the Company under the provisions of these common stock purchase agreements.

In November 2003, the Company issued 1,945,476 shares of the Company's common stock under the 2003 Plan and 93,750 shares of the Company's restricted common stock, valued at a total of $183,138 (or $0.09 per share, which is the fair market value of the stock on the dates of issuance), to consultants for services performed.

In November 2003, the Company issued 83,136 shares of the Company's restricted common stock , valued at $6,651 ( or $0.08 per share, which is the fair market value of the stock on the date of issuance), in satisfaction of an accounts payable in the amount of $20,656. The Company recorded a gain on settlement of accounts payable of $14,005 in other expense in its accompanying condensed statement of operations.

In November 2003, the Company issued 9,883,333 shares of the Company's previously registered common stock, pursuant to the conversion of $741,250 (or $0.075 per share, which is the conversion rate pursuant to the terms of the August 2003 Debentures) of the Company's August 2003 Debentures (see Note 8).

In November 2003, the Company issued 666,667 shares of the Company's previously registered common stock for $6,667 in cash in connection with the exercise of warrants which were issued in connection with the August 2003 Debentures (see
Note 8).

In December 2003, the Company issued 7,449,999 shares of the Company's previously registered common stock, pursuant to the conversion of $558,750 (or $0.075 per share which is the conversion rate pursuant to the terms of the August 2003 Debentures) of the Company's August 2003 Debentures (see Note 8).

In December 2003, the Company issued 7,333,334 shares of the Company's previously registered common stock for $73,333 in cash in connection with the exercise of warrants which were issued in connection with the August 2003 Debentures (see Note 8).

In December 2003, the Company issued 663,408 shares of the Company's common stock under the 2003 Plan and 760,322 shares of the Company's restricted common stock, valued at a total of $113,898 (or $0.08 per share, which is the fair market value of the stock on the date of issuance), for legal retainer and settlement of accrued legal fees. The Company recorded a loss on settlement of accounts payable of $14,664 in other expense in the consolidated statement of operations in the nine months ended March 31, 2004.

In December 2003, the Company issued 596,818 shares of the Company's common stock under the 2003 Plan and 100,000 shares of the Company's restricted common stock, valued at a total of $51,609 (or $0.07 per share, which is the fair market value of the stock on the dates of issuance), to consultants for services performed.

In December 2003, the Company issued 20,000 shares of the Company's common stock under the 2003 Plan, valued at $1,600 (or $0.08 per share, which is the fair market value of the stock on the date of issuance), to an employee as additional compensation.

In January 2004, the Company issued 1,000,000 shares of the Company's common stock under the 2003 Plan, valued at $20,000 (or $0.02 per share, which is the fair market value of the stock on the date of issuance) for consulting services rendered.

In January 2004, the Company issued 3,333,334 shares of the Company's previously registered common stock for $33,333 in cash in connection with the exercise of warrants which were issued in connection with the August 2003 Debentures (see
Note 8).

In January 2004, the Company issued 4,595,588 shares of the Company's previously registered common stock, pursuant to the conversion of $150,000 (or approximately $0.03 per share which is the conversion rate pursuant to the terms of the August 2003 Debentures) of the Company's August 2003 Debentures (see Note
8).

In February 2004, the Company issued 14,192,827 shares of the Company's previously registered common stock and 13,700,000 of the Company's restricted common stock, pursuant to the conversion of $203,417 and $137,250, respectively (or approximately $0.01 per share which is the conversion rate pursuant to the terms of the August 2003 Debentures), of the Company's August 2003 Debentures (see Note 8).

In February 2004, the Company issued 2,000,000 shares of the Company's previously registered common stock for $20,000 in cash in connection with the exercise of warrants which were issued in connection with the August 2003 Debentures (see Note 8).

In March 2004, the Company issued 13,553,877 shares of the Company's previously registered common stock, pursuant to the conversion of $159,333 (or approximately $0.01 per share which is the conversion rate pursuant to the terms of the August 2003 Debentures) of the Company's August 2003 Debentures (see Note
8).

In March 2004, the Company issued 35,625,000 shares of the Company's previously registered common stock, pursuant to the conversion of $356,250 (or $0.01 per share which is the conversion rate pursuant to the terms of the February 2004 Debenture) of the Company's February 2004 Debentures (see Note 8).

During the three and nine months ended March 31, 2004, the Company amortized $20,833 and $420,836, respectively, of prepaid consulting expense which is being amortized over the respective service periods.

STOCK OPTIONS

The Company has a stock option plan (the "2000 Plan"), as amended, that authorized the issuance of options and shares to acquire up to 2,533,330 registered shares of common stock to officers, employees, directors and consultants. On February 12, 2003, the Company increased the number of registered shares reserved for issuance pursuant to the 2000 Plan amendment to 4,233,330 shares. The 2000 Plan allows for the issuance of either incentive stock options (which can only be granted to employees) and non-qualified stock options, pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the 2000 Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 50% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2000 Plan available for grant at March 31, 2004 was 2,055,830.

On April 21, 2003, the Company adopted an incentive equity stock plan (the "2003 Plan") that authorized the issuance of up to 10,000,000 shares of common stock in the form of options, rights to purchase common stock and stock bonuses, of which 5,000,000 shares were registered on April 25, 2003, 5,000,000 shares were registered on June 25, 2003 and 10,000,000 shares were registered on January 22, 2004. The 2003 Plan allows for the issuance of incentive stock options (which can only be granted to employees), non-qualified stock options, stock awards, or stock bonuses pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the 2003 Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 85% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2003 Plan available for grant at March 31, 2004 was 9,271,330.

No options were issued or outstanding during the nine months ended March 31, 2004.

WARRANTS

From time to time, the Company issues warrants pursuant to various employment, consulting and third party agreements.

During the nine months ended March 31, 2004, the Company:

(i) issued a warrant to purchase 1,000,000 shares of the Company's common stock at $0.50 per share to a third party. The warrant expires in 5 years and vests immediately. The common stock purchase warrant agreement also includes a right by the Company to call any or all shares of the common stock issued under warrant agreement from the warrant holder for (i) $2.00 per share for the first 500,000 shares and (ii) $3.00 per share for the remaining 500,000 shares through July 9, 2004. This call right can by exercised by the Company only if the Company's common stock has a closing price above the call price for 5 consecutive trading days prior to execution of the call right.

(ii) issued a warrant to purchase 750,000 restricted shares of the Company's common stock at $0.24 per share (the fair market value of the stock on the date of grant) to one of its officers in connection with his employment agreement and recorded $0 of compensation expense under APB 25 as the warrant had an exercise price equal to the market value of the underlying common stock on the date of grant.

(iii) issued, pursuant to the Securities and Purchase Agreement and in connection with the August 2003 Debenture (see Note 8), warrants to purchase one share of the Company's common stock for every two shares underlying the debentures (or 13,333,333 shares of the Company's common stock as of March 31, 2004) at $0.075 per share, expiring in five years. The fair value of the warrants was recorded as a debt discount (see Note 8). On October 15, 2003, as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price of these warrants from $0.075 to $0.01 (see Note 8). As of March 31, 2004, all of these warrants have been exercised for total proceeds of $133,333 (see Note 8).

(iv) issued a warrant to purchase 200,000 shares of the Company's common stock as part of the commission fee in connection with the August 2003 Debenture (see
Note 8). The warrant had an exercise price of $0.075 per share and expires in five years. On October 15, 2003 as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price of this warrant from $0.075 to $0.01. The Company recorded the revised warrant value of $220,114, using the Black-Scholes option pricing model, as a debt issuance cost as of March 31, 2004 (see Note 8).

(v) issued, pursuant to the Securities and Purchase Agreement and in connection with the February 2004 Debenture (see Note 8), warrants to purchase one share of the Company's common stock for every two shares underlying the debentures (or 50,000,000 shares of the Company's common stock as of March 31, 2004) at $0.01 per share, expiring in five years. The fair value of the warrants was recorded as a debt discount (see Note 8).

(vi) issued a warrant to purchase 100,000 shares of the Company's common stock as part of the commission fee in connection with the February 2004 Debenture (see Note 8). The warrant has an exercise price of $0.01 per share and expires in five years. The Company recorded the warrant value of $2,696 ,using the Black-Scholes option pricing model, as a debt issuance cost as of March 31, 2004 (see Note 8).

Certain common stock purchase warrant agreements issued prior to the nine months ended March 31, 2004 with certain investors include a right by the Company to call any or all shares of the common stock issued under warrant agreement from the warrant holder for (i) $2.00 per share for the first 950,000 shares and (ii) $3.00 per share for the remaining 950,000 shares through June 9, 2004. This call right can by exercised by the Company only if the Company's common stock has a closing price above the call price for 7 consecutive trading days prior to execution of the call right.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENT

In August 2003, the Company entered into an employment agreement with one of its officers. The agreement is for a five-year term through July 31, 2008 and provides for a base salary of $250,000 per annum through October 1, 2003, $300,000 per annum through October 1, 2004, and an increase of at least 10% annually until the termination date. The agreement also provides for a sign-up bonus of $75,000 payable over a seven month period, annual net profit bonus of 1.25% of the Company's net income, issuance of incentive stock options, and warrant to purchase 750,000 shares of the Company's common stock at $0.24 per share (fair market value of the stock on the date of grant). Additionally, the agreement provides for a payment of $500,000 upon sale or merger of the Company, and severance payment of one year of base salary.

LITIGATION

On November 15, 2002, Fidelity Mortgage, Inc. ("Fidelity") filed a lawsuit against the Company alleging that the Company breached a sublease with Fidelity. Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. The Company is in the process of defending this litigation and has recorded a liability of $156,400 in the accompanying consolidated balance sheet.

On April 7, 2002 the Company entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 relating to the formulation of nicotine water-based products. This patent is referred to as the "NICO Patent." The agreement was effective upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. The Company's first water-based homeopathic nicotinum (nicotine) product was NICOWater(TM), an odorless and tasteless water-based product that is designed to relieve the self-diagnosed symptoms of tobacco cravings. In May 2003 the Company began shipping NICOWater(TM). In May 2003 Mr. Marshall Anluaf Thompson, owner of the NICO Patent, alleged that he was entitled to terminate the assignment of the NICO Patent based upon the Company's failure to meet certain conditions required by the assignment agreement, including performance conditions. The dispute was heard by a panel of arbitrators who, on January 8, 2004, concluded that Mr. Thompson was entitled to terminate the assignment agreement. Immediately following the decision the Company stopped marketing NICOWater(TM). Although the Company has acquired other products, NICOWater(TM) was the only product sold. On February 17, 2004, the panel of arbitrators issued a final award for reimbursement of the opposing party's attorneys fees in the amount of $222,258. As a result, the Company accrued legal fees of $222,258, which are reflected in impairment loss in the accompanying consolidated statement of operations for the nine months ended March 31, 2004. The Company and the opposing parties are currently negotiating a settlement.

In October 2003, two individuals filed a lawsuit against the Company in connection with a consulting agreement and a common stock warrant purchase agreement they allegedly entered into with the Company. Attorneys for the Company responded disavowing the validity of referenced agreements. On February 27, 2004 a Stipulation For Voluntary Dismissal was filed in the Circuit Court of Cook County, Illinois dismissing the plaintiffs' action without prejudice, without costs and without attorney's fees.

On February 3, 2004, the Company received a letter of default and demand for reimbursement in the sum of $26,870 from AeroFund Financial, with whom the Company has an accounts receivable financing agreement. The default was caused by non-payment of invoices to certain customers against which AeroFund had advanced funds to the Company. The non-payment, in turn, was caused by the Company's loss of the NICO Patent and the inability of that product to be sold. In March 2004, the Company made a $10,000 cash payment and recorded an accrued liability of $16,870 as of March 31, 2004 in the accounts payable and accrued expenses in the accompanying consolidated balance sheet related to the reimbursement. AeroFund assured the Company that they would accept cash payment of the balance due or continue to factor eligible receivables and offset the balance due them in lieu of advances on the factored receivables. AeroFund also assured the Company that the financing agreement would remain intact.

The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the consolidated financial position or results of operations of the Company.

INDEMNITIES AND GUARANTEES

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. The Company indemnifies its directors, officers employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 11 - RELATED PARTY TRANSACTIONS

During the nine months ended March 31, 2003, the Company recorded expense of approximately $135,000 related to various related parties, including officers and /or stockholders of the Company, for consulting and other administrative services and expenses. No such expenses were incurred during the nine months ended March 31, 2004, mainly because these related parties became employees of the Company under employment agreements.

Also, during the nine months ended March 31, 2004, the Company issued 127,171 shares of its common stock to a stockholder for consulting services valued at $26,706.

In July 2003, the Company entered into a non-interest bearing promissory note for $112,500 with one of its shareholders, which was due on demand. In August 2003, the Company issued 1,500,000 shares of its restricted common stock to the shareholder for a full payment of this promissory note. Based on the estimated fair value of the stock issued, the Company recognized interest expense of $202,500 during the nine months ended March 31, 2004 in the accompanying condensed consolidated statement of operations.

In November 2002, the Company entered into a non-interest bearing note, due on demand, for a purchase of certain office furniture from one of its officers for $17,500. The Company repaid this note in full in August 2003.

NOTE 12 - BASIC AND DILUTED LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the three and nine months ended March 31, 2004 and 2003:

                                                 Three Months Ended                  Nine Months Ended
                                                     March 31,                           March 31,
                                           ------------------------------      ------------------------------
                                               2004              2003              2004             2003
                                           ------------      ------------      ------------      ------------
Numerator for basic and diluted loss
  per common share - net loss              $(1,081,677)     $ (3,446,669)     $ (6,472,968)     $ (4,173,089)
                                           ============     =============     =============     =============

Denominator for basic and diluted loss
  per common share - weighted
  average shares                            107,503,078        28,261,268        68,761,839        21,619,289
                                           ============     =============     =============     =============

Basic and diluted loss per common
  share                                    $     (0.01)     $      (0.12)     $      (0.09)     $      (0.19)
                                           ============     =============     =============     =============


NOTE 13 - SUBSEQUENT EVENTS

In April 2004, the Company issued 5,625,000 shares of the Company's previously registered common stock, pursuant to a conversion of $56,250 (or $0.01 per share which is the conversion rate pursuant to the terms of the February 2004 Debentures) of the Company's February 2004 Debentures (see Note 8).

In April 2004, the Company issued 1,350,000 shares of the Company's common stock under the 2003 Plan , valued at $9,180 (or $0.0068 per share, which is the fair market value of the stock on the dates of issuance) for consulting services rendered.

In April 2004, the Company issued 714,285 (post-reverse-split basis, effective April 26, 2004) shares of the Company's common stock under the 2003 Plan, valued at $25,000 (or $0.035 per share, which is the fair market value of the stock on the dates of issuance) for consulting services rendered.

In April 2004, the Company entered into an Agreement of Sale of Assets with Xact Aid, Inc., a California corporation ("Seller") to acquire the Xact Aid line of first aid products for minor injuries ("Xact Aid Products"). The assets acquired were, including all goodwill appurtenant thereto, (a) inventory; (b) confidential and proprietary information relating to the Xact Aid Products ("Know-How"); (c) words, symbols and logos identifying and distinguishing Xact Aid Products ("Trademarks"); (d) registrations and application for Trademarks;
(e) Seller's domain names including source codes, user name and passwords; (f) all designs and copyrights in connection with the Trademarks ("Designs"); and
(g) all records and materials relating to Seller's suppliers and customer list. In addition, Seller agreed to not use or employ in any manner the names "Xact Aid" or "Exact Aid" and shall change Seller's name so as not to conflict with the foregoing restricted names. In full consideration for all the acquired assets, the Company paid $5,000 in cash at the closing and a promissory note in the amount of $30,702 payable in equal monthly installments of $5,000 until paid in full, for a total purchase price of $35,702. Current Xact Aid Products include wound-specific First Aid Packs for insect bites, minor burns, burns, scrapes, cuts and sprains which provide materials to clean, treat, dress and maintain a specific type of minor injury. On April 19, 2004 the Company formed Xact Aid, Inc., a Nevada corporation and wholly owned subsidiary, for the purpose of receiving an assignment of the assets acquired by the Company in the Xact Aid transaction and operating the business of marketing and selling the Xact Aid Products.

In April 2004, Essex Insurance Company ("Essex") agreed to accept $25,000 in full payment of any and all premiums due from the Company on the product liability policy cancelled by the Company in January 2004. Essex agreed to release the $25,000 letter of credit provided by the Company in return for receiving the proceeds from a $25,000 certificate of deposit provided by the Company collateralizing the letter of credit (see Note 3). The Company anticipates that this transaction will be completed during the month of May 2004.

In April 2004, the Company issued 3,571,429 (post-reverse-split basis, effective April 26, 2004) shares of its restricted common stock to Timothy J. Owens, the Company's Chief Executive Officer, in exchange for $100,000 of accrued compensation due to him. The value of the shares was $125,000 (or $0.035 per share, which is the fair market value of the stock on the date of issuance). The Company will record a loss on settlement of accrued compensation of $25,000 in other expense in accompanying consolidated statements of operations in the quarter ending June 30, 2004.

In April 2004, the Company entered into a Shares for Debt Agreement with a third party law firm ("Firm") whereby the Company agreed to issue, on or before May 12, 2004, $50,000 in shares of the Company's common stock, registered pursuant to the Company's 2003 Plan, as complete settlement for the total outstanding debt to the Firm. The number of shares shall be calculated by dividing $50,000 by 95% of the average closing price of the Company's common stock for the 10 trading days following the effective date of the Company's 1 for 10 reverse stock split. The Company's failure to timely deliver these shares shall be deemed a material breach of this agreement and this agreement shall in such instance be voidable at the sole option of the Firm. The Company did not deliver these shares on or before May 12, 2004, and is currently in negotiations to extend or amend this agreement.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

Our common stock trades on the NASD OTC Bulletin Board. From January 9, 2003 until April 26, 2004, it has traded under the symbol QTFV. Prior to that date, our common stock traded on the NASD OTC Bulletin Board under the symbol MOZN. On April 26, 2004, we effected a 1 for 10 reverse stock split and as a result our symbol is now QTFI.

The table below sets forth the range of high and low bid quotes of our common stock for each quarter for the last two fiscal years as reported by Yahoo Finance. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions. The following prices reflect the 5 for 1 stock split that was effected on January 9, 2003.

------------------------------ --------------------------------------
QUARTER ENDED                                  2004
------------------------------ ------------------- ------------------
                                      High                Low

------------------------------ ------------------- ------------------
Second Quarter                       $0.02               $0.01
December 31, 2003                    $0.14               $0.14
September 30, 2003                   $0.36               $0.13


------------------------------ --------------------------------------
QUARTER ENDED                                  2003
------------------------------ ------------------- ------------------
                                      High                Low

------------------------------ ------------------- ------------------
September 30, 2002                   $1.20               $0.20
------------------------------ ------------------- ------------------
December 31, 2002                    $1.20               $0.21
------------------------------ ------------------- ------------------
March 31, 2003                       $2.00               $0.40
------------------------------ ------------------- ------------------
June 30, 2003                        $2.00               $0.65
------------------------------ ------------------- ------------------
\


* Post 1 for 10 reverse stock split.

There were approximately 1,325 holders of our common stock of record as of December 16, 2003.

DIVIDENDS

We have never declared or paid cash dividends on our common stock, and our present policy is not to pay cash dividends on our common stock. Any payment of cash dividends in the future will be wholly dependent upon our earnings, financial condition, capital requirements and other factors deemed relevant by our board of directors. It is not likely that cash dividends will be paid in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

Set forth in the table below is information regarding awards made through compensation plans or arrangements through June 30, 2003, the most recently completed fiscal year.

----------------------------- -------------------------- -------------------------- --------------------------
                                                                                    Number of securities
                                                                                    remaining available for
                                                                                   future issuance under
                              Number of securities to    Weighted average           equity compensation
                              be issued upon exercise    exercise price of          plans (excluding
                              of outstanding options,    outstanding options,       securities reflected in
Plan Category                 warrants and rights        warrants and rights        column 2)
----------------------------- -------------------------- -------------------------- --------------------------
Equity Compensation Plans
Approved by Security Holders             N/A                        N/A                        N/A
----------------------------- -------------------------- -------------------------- --------------------------

Equity Compensation Plans
Not Approved by Security
Holders                               6,520,000                    $0.29                    7,907,997
----------------------------- -------------------------- -------------------------- --------------------------

Our 2000 Stock Option Plan (the "2000 Plan"), as amended, authorizes the issuance of options and common stock to officers, employees, directors and consultants. We initially reserved 2,533,330 shares of our common stock for awards to be made under the 2000 Plan. On February 12, 2003, we increased the number of shares of common stock reserved for issuance to 4,233,330 shares, pursuant to a Plan Amendment. The common stock reserved for issuance pursuant to the 2000 Plan has been registered on an S-8 Registration Statement. The 2000 Plan allows for the issuance of either incentive stock options (which, pursuant to Section 422 of the Internal Revenue Code, can only be granted to employees) or non-qualified stock options. The 2000 Plan is administered by a committee of two or more members of the Board of Directors or, if no committee is appointed, then by the Board of Directors. The committee, or the Board of Directors if there is no committee, determines the type of option granted, the exercise price, the option term, which may be no more than ten years, terms and conditions of exercisability and methods of exercise. Options must vest within ten-years. Under the 2000 Plan, the exercise price may not be less than fair market value on the date of grant for incentive stock options, and not less than 50% of the fair market value on the date of grant for non-qualified stock options. The 2000 Plan also allows for the granting of Stock Appreciation Rights in conjunction with all or part of any stock option granted. No Stock Appreciation Rights have been granted. The number of options under the Plan available for grant at June 30, 2003 was 2,655,830.

On April 21, 2003 our Board of Directors adopted the 2003 Incentive Equity Stock Plan (the "2003 Plan"). The 2003 Plan authorizes the issuance of options, right to purchase common stock and stock bonuses to officers, employees, directors and consultants. We reserved 10,000,000 shares of our common stock for awards to be made under the 2003 Plan. On April 25, 2003 we filed a registration statement on Form S-8 to register 5,000,000 of these shares. On June 18, 2003 we filed a post-effective amendment to the registration statement and on January 20, 2004 we filed a registration statement registering an additional 5,000,000 and 10,000,000 shares, respectively, to the 2003 plan. On May 20, 2004, we filed a post-effective amendment to the Form S-8 registration statement registering an additional 5,000,000 to the 2003 plan. The 2003 Plan is administered by a committee of two or more members of the Board of Directors or, if no committee is appointed, then by the Board of Directors. The 2003 Plan allows for the issuance of incentive stock options (which can only be granted to employees), non-qualified stock options, stock awards, or stock bonuses. The committee, or the Board of Directors if there is no committee, determines the type of option granted, the exercise price, the option term, which may be no more than ten years, terms and conditions of exercisability and methods of exercise. Options must vest within ten-years. Under the 2003 Plan, the exercise price may not be less than fair market value on the date of grant for the incentive stock options, and not less than 85% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2003 Plan available for grant at June 30, 2003 was 5,252,167.

DIVIDENDS

We have not paid any cash dividends and we currently intend to retain any future earnings, to the extent we have such earnings, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

WHERE YOU CAN FIND FURTHER INFORMATION ABOUT US

We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                             EXECUTIVE COMPENSATION
                     REMUNERATION OF DIRECTORS AND OFFICERS

The following tables and discussion set forth information with respect to all compensation, including incentive stock option plan and non-plan compensation awarded to, earned by or paid to the President and Chief Executive Officer for all services rendered in all capacities to us for each of our last three completed fiscal years. No disclosure has been made for any executive officer, other than the Chief Executive Officer and President, because, during the last three completed fiscal years, there were no other executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                            LONG TERM COMPENSATION
                                                                            ----------------------
                                 ANNUAL COMPENSATION                        AWARDS              PAYOUTS
                             --------------------------------------------------------------------------------------
                                                        Other       Restricted                            All Other
                                                        Annual        Stock      Securities      LTIP      Compen-
Name and                       Salary       Bonus    Compensation     Awards     Underlying      Payout     sation
Principal Position     Year   (Note 1)     (Note 2)    (Note 3)         ($)      Options/SARs     ($)        ($)
                                  ($)        ($)          ($)
--------------------------------------------------------------------------------------------------------------------
Timothy J. Owens,      2003     16,750     100,000      177,500          0         1,280,000       0          0
Chief Executive        2002        0          0         113,500          0             0           0          0
Officer                2001        0          0            0             0             0           0          0

Steven H. Reder        2003     16,750     100,000      177,500          0         1,280,000       0          0
President              2002        0          0         105,000          0             0           0          0
                       2001        0          0            0             0             0           0          0


Note 1 - These salaries are accrued and unpaid for the period June 9 through June 30, 2003.

Note 2 - These bonuses are accrued pursuant to employment agreements dated June 9, 2003, but have not been paid.

Note 3 - Represent total amounts due to these executive officers pursuant to consulting agreements that pre-dated their employment. Cash payments made to Timothy J. Owens for the years 2003 and 2002 were $162,500 and $32,500, respectively. Cash payments made to Steven Reder for the years 2003 and 2002 were $162,500 and $35,000, respectively.

STOCK OPTIONS

The following tables set forth certain information concerning the granting and exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                           OPTION/SAR GRANTS FOR LAST
                        FISCAL YEAR-INDIVIDUAL GRANTS(1)

                                Number of            % of Total
                               Securities       Options/SARs Granted
                               Underlying          to Employees in
                              Options/SARs           Fiscal Year       Exercise Price ($/sh)
Name                           Granted (#)                                                       Expiration Date
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Timothy J. Owens                1,280,000                50%                $0.17/share           June 9, 2008
Steven H. Reder                 1,280,000                50%                $0.17/share           June 9, 2008
-------------------------- -------------------- ---------------------- ---------------------- ----------------------


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES(1)
               ---------------------------------------------------

                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                            Unexercised           In-the-Money
                            Options/SARs Options/SARs
                         at FY-End (#) at FY-End ($)(2)
                             Shares Acquired      Value Realized(1)       Unexercisable/         Unexercisable/
Name                         on Exercise (#)             ($)                Exercisable            Exercisable
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Timothy J. Owens                   -0-                   -0-                0/1,280,000               $0/$0

Steven H. Reder                    -0-                   -0-                0/1,280,000               $0/$0


(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the common stock on the date the options are exercised. (2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

DIRECTOR COMPENSATION

There is no standard or individual compensation package for any of the directors.

EMPLOYMENT CONTRACTS

In June 2003 we entered into an employment agreement with Timothy J. Owens to employ him as Chief Executive Officer. The agreement is for a five year term, through June 8, 2008, and provides for a base salary of $300,000 per year through October 1, 2003, $360,000 per year through October 1, 2004, and an increase of at least 10% annually until the termination date. The agreement also provides for a one-time signing bonus of $100,000, payable in four equal payments of $25,000 each on July 1 and October 1, 2003 and January 1 and April 1, 2004, a bonus computed annually totaling 2.00% of net income, issuance of incentive stock options and a warrant to purchase 1,280,000 shares of our common stock at an exercise price of $0.17 per share, the fair market value of the common stock on the date of issuance. Additionally, the agreement provides for a payment of $720,000 upon certain transactions, such as a sale of substantially all of our assets or a merger, and a severance benefit of one year's base salary. As of the date of filing this prospectus, Mr. Owens has not been paid any of the signing bonus and has received partial advances against his base salary in the aggregate amount of $30,000.

In June 2003 we entered into an employment agreement with Steven H. Reder to employ him as President. The agreement is for a five year term, through June 8, 2008, and provides for a base salary of $300,000 per year through October 1, 2003, $360,000 per year through October 1, 2004, and an increase of at least 10% annually until the termination date. The agreement also provides for a one-time signing bonus of $100,000, payable in four equal payments of $25,000 each on July 1 and October 1, 2003 and January 1 and April 1, 2004, a bonus computed annually totaling 2.00% of net income, issuance of incentive stock options and a warrant to purchase 1,280,000 shares of our common stock at an exercise price of $0.17 per share, the fair market value of the common stock on the date of issuance. Additionally, the agreement provides for a payment of $720,000 upon certain transactions, such as a sale of substantially all of our assets or a merger, and a severance benefit of one year's base salary. As of the date of filing this prospectus, Mr. Reder has not been paid any of his signing bonus and has received partial advances against his base salary in the aggregate amount of $12,500.

In August 2003 we entered into an employment agreement with Norman A. Kunin. The agreement is for a five year term, through July 31, 2008, and provides for a base salary of $250,000 per year through October 1, 2003, $300,000 per year through October 1, 2004, and an increase of at least 10% annually until the termination date. The agreement also provides for a one-time signing bonus of $75,000, payable in three equal payments of $25,000 each on August 4 and November 1, 2003 and February 1, 2004, a bonus computed annually totaling 1.25% of net income, issuance of incentive stock options and a warrant to purchase 750,000 shares of our common stock at an exercise price of $0.24 per share, the fair market value of the common stock on the date of issuance. Additionally, the agreement provides for a payment of $500,000 upon certain corporation transactions, such as a sale of substantially all of our assets or a merger, and a severance benefit of one year's base salary. As of the date of filing this prospectus, Mr. Kunin has received his salary when due and a partial advance against his signing bonus in the amount of $17,500.

                                     EXPERTS

Corbin & Company, LLP audited our financial statements at June 30, 2003 and June 30, 2002, as set forth in their report which includes an emphasis paragraph relating to our ability to continue as a going concern. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Corbin & Company, LLP, given on their authority as experts in accounting and auditing.

Sichenzia Ross Friedman Ference LLP has given us an opinion relating to the due issuance of the common stock being registered.

                                   QT 5, INC.

                                   PROSPECTUS

                         172,666,667 Shares Common Stock

                                  June 2, 2004

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of QT 5, Inc. since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Ninth of the registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be limited to the fullest extent allowed by the amendment. However, any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of the registrant's directors.

The registrant's Certificate of Incorporation requires it, to the extent and in the manner provided by the General Corporation Law, to indemnify any person against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was one of the registrant's directors or officers.

The registrant's Bylaws provide that it must, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, indemnify its directors and officers for actions they took in good faith and in a manner reasonably believed to be in, or not opposed to, the registrant's best interests. With respect to any criminal action or proceeding, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. The registrant is required by its Bylaws to advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by any officer or director in connection with such proceeding. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under the registrant's Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. The registrant's Bylaws permit it to indemnify its employees and agents to the fullest extent permitted by the General Corporation Law.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be borne by the registrant, are as follows:

SEC Filing Fee                      $    600.00
Legal Fees                          $ 20,000.00
Accounting Fees*                    $ 12,400.00
-------------------------------------------------

Total*                              $ 33,000.00


* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the last three years the registrant sold securities that were not registered under the Securities Act of 1933. The transactions are as follows: On January 9, 2003, the registrant consummated a reverse merger with MoneyZone.com, Inc., wherein the registrant issued to stockholders of Quicktest 5, Inc. 25,000,000 shares of common stock in exchange for all the issued and outstanding shares of Quicktest 5, Inc. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In April, May and June 2003 the registrant issued 690,000 shares of its common stock to various consultants for services provided to the registrant. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In April and June 2003 the registrant committed to issue 300,000 shares of its common stock to employees in connection with their initial employment. The weighted average fair market value of this common stock was $75,126 or $0.25 per share. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. These shares were issued in November 2003.

During the month of June 2003 the registrant sold 2,200,854 shares of common stock at a price of $0.15 per share (which was the weighted average price paid by the investors for the stock issuance) in five separate sales transactions to accredited investors. The sales included, in the aggregate, warrants to purchase 1,900,000 shares of common stock for a weighted average exercise price of $0.58 per share. The warrants have a term of five years. The registrant received aggregate net cash proceeds of $331,000 in these offerings. These transactions were exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933. These purchase agreements included a provision in which, if for a period of six months from the date of purchase, the closing price of the registrant's common stock falls below $0.15 per share for a period of five consecutive trading days, the registrant must issue to these investors additional shares. The registrant's common stock closing price fell below $0.15 per share for five consecutive trading days ended October 3, 2003. Therefore, the registrant is required to issue an additional 1,033,334 shares of common stock to these investors. These shares were issued in November 2003. This issuance is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On June 23, 2003 the registrant issued 1,720,000 shares of its common stock at a price of $0.10 per share for total proceeds of $172,000 to SBI-USA LLC pursuant to the terms of a convertible promissory note. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In July 2003, the registrant issued 1,000,000 shares of its common stock for cash of $150,000 and a warrant to purchase 1,000,000 shares of the registrant's common stock to William J. Ritger, an accredited individual. The warrant term is five years and the exercise price is $0.50 per share. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant issued 1,500,000 shares of its common stock to SBI USA LLC, one of its shareholders in full payment of a non-interest bearing demand promissory note of $112,500 dated July 25, 2003. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant issued 127,171 shares of its common stock to SBI USA LLC, one of its shareholders in exchange for services rendered. The value of the services received was determined by the Board of Directors to be $26,706 (or $0.21 per share), which was the weighted average fair market value on the dates the services were performed. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant committed to issue 100,000 shares of its common stock to Shai Stern for services rendered in connection with the convertible debenture financing. The value of the common stock was determined by the Board of Directors to be $0.08 per share. These shares were issued in November 2003 pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant entered into a Securities Purchase Agreement with certain accredited institutional investors pursuant to which the registrant issued 6% convertible debentures in the total principal amount of $2,000,000. The debentures are due to be paid on August 22, 2006. The debentures are convertible at the option of the holders into shares of the registrant's common stock at $0.075 with a forced conversion option by the Company if certain closing prices are attained. In connection with the Securities Purchase Agreement, we also issued warrants to purchase 13,333,333 shares of the registrant's common stock at an exercise price of $0.075 per share to these investors. The warrant exercise price was reduced to $0.01 in October 2003. The term of the warrants is five years. These securities were issued pursuant to an exemption from registration provided by Section 4 (2)of the Securities Act of 1933.

In August 2003, the registrant also issued a warrant to HPC Capital Management to purchase 2,666,667 shares of the registrant's common stock as part of the commission fee paid in connection with the placement of the convertible debentures. The warrant had an exercise price of $0.075 per share, which was reduced to $0.01 per share in October 2003, and expires in five years. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant issued a warrant to purchase 750,000 shares of the registrant's common stock at $0.24 per share (the fair market value of the stock on the date of grant) to Norman A. Kunin, the registrant's Chief Financial Officer in connection with his employment agreement. The term of the warrant is five years. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

As part of the negotiations to purchase a non-controlling interest in a bottling facility in Mexico from OCIF-OBAC-SA de CV, the registrant authorized and issued to escrow 2,660,000 shares of its common stock until a definitive agreement could be reached. At present, a definitive agreement has not been reached. The shares were issued and held in escrow subject to a cancellation fee equal to 15% of the shares of the escrowed common stock, unless a definitive agreement was reached. No definitive agreement was reached, therefore the registrant terminated negotiations and transferred 399,400 shares of its common stock to OCIF-OBAC-SA de CV. The balance of the common stock was returned to the treasury. The registrant also entered into a license agreement of intellectual property with the developers and patent holders of certain rapid test medical devises for an exclusive right to market these devices, at the registrant's option. At present 1,000,160 shares of the registrant's common stock have been authorized, issued and released from escrow as a partial payment for the right to market. As an additional payment, the registrant has also issued 2, 260,600 shares of the registrant's common stock. The common stock that has been transferred to OCIF-OBAC-SA de CV and to the developers and patent holders of the rapid test medical devices were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In November 2003, the registrant issued 93,750 shares of its common stock to Donald Cramer in exchange for services rendered and to be rendered valued at $0.08 per share (the fair market value of the stock on the date of issue). These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

In November 2003, the registrant issued 83,136 shares of its common stock to Asset & Equity Corporation in payment of accounts payable in the amount of $8,729. The shares were valued at $0.08 per share (the fair market value of the stock on the date of issue). These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In November 2003, the registrant issued 760,322 shares of its common stock to Erick E. Richardson in exchange for services rendered. The value of the common stock was determined by the Board of Directors to be $0.07 per share. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

Certain common stock purchase agreements with certain investors include a provision in which, if for a period of six-months from the purchase of shares our common stock closing price for 5 consecutive trading days falls below $0.15 per share, we will issue to the investors additional shares, whereby the number of shares purchased and the additional shares, multiplied by $0.10 would be equal to the aggregate purchase price paid. As of December 31, 2003, the aggregate purchase price paid by these investors totaled $310,000. Our common stock closing price fell below $0.15 per share for the 5 consecutive trading days ended October 3, 2003, requiring the us to issue an additional 1,033,334 shares of common stock to those certain investors. Such shares were issued in November 2003 and are exempt from registration pursuant to Section 4 (2) of the Securities Act of 1933.

In November 2003, the Company issued 83,136 shares of the Company's restricted common stock , valued at $6,651 ( or $0.08 per share, which is the fair market value of the stock on the date of issuance), in satisfaction of an account payable in the amount of $20,656. The Company recorded a gain on settlement of accounts payable of $14,005 in general and administrative expense in its accompanying condensed statement of operations. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In November 2003, the Company issued 93,750 shares of the Company's restricted common stock , valued at $7,500 ( or $0.08 per share, which is the fair market value of the stock on the date of issuance), to a consultant for services performed. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In December 2003, the Company issued 760,322 shares of the Company's restricted common stock, valued at $60,826 ( or $0.08 per share, which is the fair market value of the stock on the date of issuance), for legal services performed. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

In December 2003, the Company issued 100,000 shares of the Company's restricted common stock, valued at $9,000 ( or $0.09 per share, which is the fair market value of the stock on the date of issuance), to a consultant for services performed. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In February 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 6% convertible debentures with an original issue discount of 20%. As of June 2, 2004, we closed on an aggregate principal amount of $1,000,000 of convertible debentures and received gross proceeds of $800,000. The debentures are convertible at the option of the holders into our shares of common stock at a fixed conversion price of $0.01 per share. In connection with the Securities Purchase Agreement, we also issued warrants to purchase 5,000,000 shares of our common stock at an exercise price of $0.10 per share to these investors. The term of the warrants is five years. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities. We paid a finders fee of 9% and issued 10,000 warrants to such finder. These securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

In April 2004, the Company issued 3,571,429 (post-reverse-split basis, effective April 26, 2004) shares of its restricted common stock to Timothy J. Owens, the Company's Chief Executive Officer, in exchange for $100,000 of accrued compensation due to him. The value of the shares was $125,000 (or $0.035 per share, which is the fair market value of the stock on the date of issuance). The Company will record a loss on settlement of accrued compensation of $25,000 in other expense in accompanying consolidated statements of operations in the quarter ending June 30, 2004. These securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

In May 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes ("10% Convertible Notes). We received the first tranch in the gross amount of $400,000 and are to receive the balance in two additional tranches, the first in the gross amount of $300,000 upon the filing of a this registration statement and the final tranch in the gross amount of $300,000 upon the effective date of this registration statement. The 10% Convertible Notes are due two years from the date of issuance. The 10% Convertible Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.08 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty percent (40%). In connection with the issuance of the 10% Convertible Notes, the noteholders shall receive warrants to purchase shares of our common stock ("Convertible Note Warrants"). Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of our common shares underlying the 10% Convertible Notes and the Note Warrants. These securities were issued pursuant to an exemption from registration pursuant to
Section 4 (2) of the Securities Act of 1933.

ITEM 27. EXHIBITS.

a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

3.1 Certificate of Incorporation, dated as of April 4, 1989, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

3.2 Certificate of Amendment to Certificate of Incorporation, dated as of November 8, 1990, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

3.3 Certificate of Amendment to Certificate of Incorporation, dated as of October 26, 1994, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

3.4 Certificate of Increase in Number of Authorized Shares of Common Stock, dated as of July 8, 1996, amending the Certificate of Incorporation, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.5 Certificate of Amendment to Certificate of Incorporation, dated as of March 12, 1997, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.6 Certificate of Amendment to Certificate of Incorporation, dated as of March 20, 1998, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of April 14, 1998.

3.7 Certificate of Amendment to Certificate of Incorporation, dated as of March 31, 1998, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of April 14, 1998.

3.8 Certificate of Amendment to Certificate of Incorporation, dated as of July 8, 1999, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.9 Certificate of Amendment to Certificate of Incorporation, dated as of July 22, 1999, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.10 Certificate of Amendment to Certificate of Incorporation, dated as of December 17, 1999, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.11 By-Laws of MoneyZone.com, Inc., incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

4.1 Form of Registration Rights Agreement, dated as of October 1, 1999, by and among EBonlineinc.com, and each of the investors listed on Exhibit A thereto, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

4.2 Convertible Debenture Purchase and Exchange Agreement dated as of September 15, 2000, incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of September 15, 2000.

4.3 6% Convertible and Exchangeable Debenture, incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of September 15, 2000.

4.4 Common Stock Purchase Warrant, incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of September 15, 2000.

4.5 Registration Rights Agreement, incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of September 15, 2000.

5. Opinion on legality from Sichenzia Ross Friedman Ference, filed herewith.

10.1 Office Building Lease dated March 15, 2002 between the registrant and Village Green Officer Park incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of April 15, 2003.

10.2 Agreement for the Assignment of Patent Rights, dated April 7, 2002, by and between the registrant and Marshall Anlauf Thompson, incorporated by reference to Exhibit 99.1 of the registrant's Form 8-K as filed with the Commission on January 24, 2003.

10.3 2000 Stock Option Plan, incorporated by reference to Exhibit 10.1 of the registrant's Form S-8 (File No. 333-92236) filed with the Commission on July 11, 2002 (the "Form S-8").

10.4 Amendment No. 1 to the 2000 Stock Option Plan, incorporated by reference to
Exhibit 10.2 of the Form S-8.

10.5 Amendment No. 2 to the 2000 Stock Option Plan, incorporated by reference to
Exhibit 10.3 of the registrant's Form S-8 (File No. 333-103208) filed with the Commission on February 14, 2003.

10.8 2003 Incentive Equity Stock Plan, incorporated by reference to Exhibit 10.1 of the registrant's Form S-8 (File No. 333-104740) filed with the Commission on April 25, 2003.

10.9 Employment  Agreement dated June 9, 2003 between the registrant and Timothy
J. Owens, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.10 Employment  Agreement dated June 9, 2003 between the registrant and Steven
H. Reder, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.11 Employment Agreement dated August 4, 2003 between the registrant and Norman Kunin, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.12 Common Stock Purchase Warrant dated June 9, 2003 issued to Timothy J. Owens, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.13 Common Stock Purchase Warrant dated June 9, 2003 issued to Steven Reder, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.14 Common Stock Purchase Warrant dated August 4, 2003 issued to Norman A. Kunin, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.15 Securities Purchase Agreement dated August 19, 2003 between the registrant and various holders of the registrant's convertible debentures, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.16 Registration Rights Agreement dated August 19, 2003 between the registrant and various holders of the registrant's convertible debentures, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.17 Warrant dated August 19, 2003 between the registrant and various holders of the registrant's convertible debentures, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.18 6% Convertible Debenture entered into by the registrant and various holders on August 22, 2003, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.19 6% Convertible Debenture entered into by the registrant and various holders on February 12, 2004, incorporated by reference to our Quarterly Report on Form 10-QSB (File No. 000-25022) filed on February 17, 2004.

10.20 Securities Purchase Agreement for 10% Convertible Debentures entered into by the registrant and various holders on May 28, 2004.

10.21 Registration Rights for 10% Convertible Debentures entered into by the registrant and various holders on May 28, 2004.

10.22 Warrants for 10% Convertible Debentures entered into by the registrant and various holders on May 28, 2004.

10.23 Intellectual property security agreement dated as of May 28, 2004.

10.24 Security Agreement dated as of May 28, 2004.

10.25 Callable Secured Convertible Note

10.26 Guaranty and Pledge Agreement

16. Letter on change in certifying accountant, incorporated by reference to the Current Report on Form 8-K (File No. 000-25022) dated February 12, 2003.

21 Subsidiaries of the registrant, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

22.1  Information  Statement  on Schedule  14C,  incorporated  by  reference  to
Schedule 14C (File No. 000-25022), dated as of March 20, 2000.

22.2  Information  Statement  on Schedule  14C,  incorporated  by  reference  to
Schedule 14C (File No. 000-25022), dated as of December 11, 2002.

23 Consent of Corbin & Company LLC, dated June 10, 2004 filed herewith.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the 1933 Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California on the 10th day of June 2004.

QT 5, Inc.
a Delaware corporation

By:      /s/ Timothy J. Owens
         -------------------------------------------
         Timothy J. Owens, Chief Executive Officer

         /s/ Norman A. Kunin
         -------------------------------------------
         Norman A. Kunin, Chief Financial Officer

Pursuant to the requirements of the 1933 Securities Act, this Form SB-2 Registration Statement has been signed by the following persons in the capacities with QT 5, Inc. and on the dates indicated.

Dated: June 10, 2004

/s/ Timothy J. Owens
-------------------------------------------
Timothy J. Owens, Chief Executive Officer
and Director

Dated: June 10, 2004

/s/ Steven Reder
-------------------------------------------
Steven Reder, President and Director

Dated: June 10, 2004

/s/ Norman A. Kunin
-------------------------------------------
Norman A. Kunin, Chief Financial Officer